                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          Sports Arenas, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]

                       -----------------------------------

                       5230 CARROLL CANYON ROAD, SUITE 310
                          SAN DIEGO, CALIFORNIA  92121

                       -----------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                DECEMBER 27, 1995


TO THE SHAREHOLDERS OF SPORTS ARENAS, INC.:

     The Annual Shareholders' Meeting (the "Meeting") will be held at 10:00 A.M. on Wednesday, December 27, 1995, at 5230 Carroll Canyon Road, Suite 310, San Diego, California 92121, for the purpose of considering and voting upon the following matters, each of which is described in the annexed Proxy Statement:

1. The election of five directors, to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

2. Ratification of the selection of KPMG Peat Marwick LLP as the independent auditors for the fiscal year ending June 30, 1996.

3. Such other matters as may properly come before the Meeting or any adjournments of it.

     December 6, 1995 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company for 10 days before the Meeting.

     We hope you can attend the Meeting in person; HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.


                         BY ORDER OF THE BOARD OF DIRECTORS


                         Harold S. Elkan
                         President


San Diego, California
December 11, 1995

                               SPORTS ARENAS, INC.
                       5230 CARROLL CANYON ROAD, SUITE 310
                          SAN DIEGO, CALIFORNIA  92121

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                DECEMBER 27, 1995


     Proxies in the form enclosed with this Proxy Statement are solicited by the Management of Sports Arenas, Inc. (the "Company"), in connection with the Annual Meeting of Shareholders of the Company to be held December 27, 1995, at the place set forth in the preceding Notice of Annual Meeting of Shareholders.

     This Proxy Statement and the form of proxy are being first mailed to the Company's shareholders on or about December 11, 1995. In addition to mailing copies of this material to all shareholders, the Company has requested banks and brokers to forward copies of such material to persons for whom they hold stock of the Company, and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith. Officers and regular employees of the Company may, without being additionally compensated therefor, solicit proxies by mail, telephone, telegram or personal contact. All expenses of this solicitation of proxies will be paid by the Company. The Company does not expect to employ any other person or entity to assist in the solicitation of proxies.


     Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised at the meeting by: (a) filing with the secretary of the Company a written notice revoking it; (b) executing a proxy bearing a later date; or (c) attending the meeting and voting in person.

     All shares represented by valid proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the proxy holders. Any duly executed proxy on which no direction is specified will be voted for the election of the nominees named herein to the Board of Directors and in favor of Proposal 2 described in the Notice of Meeting of Shareholders and this Proxy Statement.

VOTING

     Only shareholders of record of the Company's common stock at the close of business on December 6, 1995 (the "Record Date"), are entitled to vote at the annual shareholders' meeting. On the Record Date there were 27,250,000 shares of common stock outstanding, each of which is entitled to one vote on each of the matters to be presented to the shareholders at the meeting, except that shareholders may have cumulative voting rights with respect to the election of Directors. All proxies which are returned will be counted by the Inspector of Elections in determining each issue to be voted on. An abstention from voting or a broker non-vote is not counted in the voting process under California law.

     In accordance with the California General Corporation Law, as applicable to the Company, each shareholder entitled to vote for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned, or distribute the shareholder's votes on the same principal among as many candidates as the shareholder thinks fit.

     No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of shares owned) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     The form of proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes (in the event of cumulative voting) so as to elect the maximum possible number of nominees identified herein. Any shareholder executing the form of proxy enclosed herewith may withhold authority to vote for any one or more nominees by so indicating in the manner described in the form of proxy. The number of votes authorized by the form of proxy, however, will not be affected by, and the named proxies would likely be able to offset the effect of any such action through the use of cumulative voting if deemed by them to be appropriate.

                       PROPOSAL 1:  ELECTION OF DIRECTORS
                       ----------------------------------

     The Company's bylaws provide for a board of five directors. Consequently, five directors are proposed to be elected at the Meeting, each to hold office until the next annual shareholders' meeting or until his successor is elected and qualified. Unless authority is withheld, or any nominee is unable or unwilling to serve, the persons named in the enclosed form of proxy will vote such proxy for the election of the nominees listed below. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxy will be voted for a substitute selected by the Board of Directors.
The Board of Directors has no reason to believe that any nominee will be unavailable.

     The Board of Directors held one meeting during the fiscal year ended June 30, 1995. The meeting was attended by all of the incumbent directors.

     In September 1988, the Board of Directors appointed Patrick D. Reiley as an audit committee of one. The audit committee is to oversee the Company's accounting and financial reporting policies including recommendations to the Board of Directors regarding appointment of independent auditors, review with the independent auditors of the accounting principles and practices followed and the adequacy thereof, review annual audit and financial results, approve any material change in accounting principles, policies and procedures and to make recommendations to the Board of Directors with regard to any of the foregoing. The audit committee met once in August 1994.

The following table sets forth certain information about the Directors, each of whom are nominees, and executive officers of the Company:

                                   Age on
                                   Record      Present Position with     Director
                Name                Date            the Company            since
                ----                ----            -----------            -----
           HAROLD S. ELKAN           52        Chairman of the Board       1983
                                                      President

          STEVEN R. WHITMAN          42               Director             1989
                                              Chief Financial Officer
                                                     Secretary

          PATRICK D. REILEY          54               Director             1986
          JAMES E. CROWLEY           48               Director             1989
         ROBERT A. MACNAMARA         47               Director             1989


     Harold S. Elkan has served as Chairman of the Board of Directors and President of the Company since November 1983. At that time, Andrew Bradley, Inc., of which Mr. Elkan is the sole shareholder, acquired 21,808,267 shares of the Company's common stock. For 10 years prior to his involvement with the Company, Mr. Elkan was the controlling principal of Elkan Realty & Investment Co., a commercial real estate brokerage firm located in St. Louis, Missouri, and the president of Brandy Properties, Inc., an owner and operator of commercial real estate.

     Steven R. Whitman has been a director and Assistant Secretary of the Company since 1989 and the Secretary since January 1995. He is a certified public accountant and has been the Chief Financial Officer of the Company since May 1987. Before joining the Company, Mr. Whitman practiced public accounting with the firm of Laventhol & Horwath, Certified Public Accountants, for five years, four of which were as an audit department manager.

     Patrick D. Reiley has been a director of the Company since 1986. From 1978 until May 1995, Mr. Reiley was the chairman of the board and chief executive officer of Reico Insurance Brokers, Inc., an insurance brokerage firm located in San Diego, California. Reico Insurance Brokers, Inc. ceased doing business in May 1995. Reico Insurance Brokers, Inc., was not a parent, subsidiary or otherwise an affiliate of the Company.

     James E. Crowley has been a director of the Company since 1989. Since 1978, Mr. Crowley owned and operated various automobile dealerships. Mr. Crowley is vice-president Jamar Holdings, Ltd., doing business as "San Diego Mitsubishi" in San Diego, California (he was the president and controlling shareholder from 1988 to 1994). Mr. Crowley has also been the president of Coast Nissan since 1992, the president of Escondido Jeep Eagle/GMC Truck since March 1994. He was the president of Pacific Beach Ford from 1988 to 1991, and was the president and controlling owner of the following automobile dealerships:
Anaheim Toyota (1983-1987); Anaheim Mazda (1979-1987); and Anaheim Mitsubishi (1986-1987). None of the foregoing is a parent, subsidiary or otherwise an affiliate of the Company.

     Robert A. MacNamara has been a director of the Company since 1989. Since 1978, Mr. MacNamara has worked at Daley Corporation, a residential and commercial real estate developer and general contractor in San Diego, California, where he has been the Vice President of the Property Division since 1984. Daley Corporation is not a parent, subsidiary or otherwise an affiliate of the Company.

     There are no understandings between any director or executive officer pursuant to which any director or executive officer was selected as a director or executive officer. There are no family relationships existing among any of the directors or executive officers of the Company.

COMPENSATION
------------

     The following Summary Compensation Table shows the compensation paid for each of the last three fiscal years to the Chief Executive Officer of the Company and to the most highly compensated executive officers of the Company whose total annual compensation for the fiscal year ended June 30, 1994, exceeded $100,000:

                           SUMMARY COMPENSATION TABLE
                           --------------------------



                                                                             Long-term    All Other
                                                                             ---------    ---------
           Name and Principal                                                 Compen-      Compen-
           ------------------                                                 -------      -------
                Position        Year      Salary         Bonus     Other      sation       sation
                --------        ----      ------         -----     -----      -------      ------
          Harold S. Elkan,      1995     $250,000      $   -      $   -      $   -      $     -
             President          1994      250,000          -          -          -            -
                                1993      225,000          -          -          -            -

          Steven R. Whitman,    1995      100,000          -          -          -            -
           Chief Financial      1994      100,000          -          -          -            -
               Officer          1993      100,000          -       3,000         -            -


     The Company has no Long-Term Compensation Plans. Although the Company provides some miscellaneous perquisites and other personal benefits to its executives, the amount of this compensation did not exceed the lesser of $50,000 or 10 percent of an executive's annual compensation.

     The Company hasn't issued any stock options or stock appreciation rights, nor does the Company maintain any long-term incentive plans or pension plans.

     The Company pays a $500 fee to each outside director for each director's meeting attended. The Company does not pay any other fees or compensation to its directors as compensation for their services as directors.

     Pursuant to an employment agreement, which expires January 1998, Harold S. Elkan, the Company's President, is to receive a sum equal to twice his annual salary ($250,000 as of June 30, 1995) plus $50,000 if he is discharged by the Company without good cause, or the employment agreement is terminated as a result of a change in the Company's management or voting control. The agreement also provides for miscellaneous perquisites which do not exceed either $50,000 or 10 percent of his annual salary. The agreement provides that up to $650,000 of loans can be made to Harold S. Elkan at interest rates not to exceed 10 percent.

COMPENSATION COMMITTEE REPORT
-----------------------------

     The Company's Board of Directors appointed Harold S. Elkan as a compensation committee of one to review and set compensation for all Company employees other than Harold S. Elkan. The Board of Directors, excluding Harold
S. Elkan and Steven R. Whitman, set and approve compensation for Harold S.
Elkan.

     The objectives of the Company's executive compensation program are to: attract, retain and motivate highly qualified personnel; and recognize and reward superior individual performance. These objectives are satisfied through the use of the combination of base salary and discretionary bonuses. The following items are considered in determining base salaries: experience, personal performance, responsibilities, and, when relevant, comparable salary information from outside the Company. Currently, the performance of the Company is not a factor in setting compensation levels. Annual cash bonus payments are discretionary and would typically relate to subjective criteria concerning the performance of the executive and the Company. No bonuses were awarded in the fiscal year ended June 30, 1995, due to the Company's financial circumstances.

     The compensation for Harold S. Elkan through December 31, 1992, had been based on an employment agreement effective July 1, 1987. This agreement provided for a base salary not to exceed $20,000 per month and annual bonuses not to exceed $54,000. This compensation was set after reviewing a special compensation study performed in 1987 for the Board of Directors by an independent outside consultant. In the fiscal year ended June 30, 1993, the outside members of the Board of Directors approved a new employment agreement for Harold S. Elkan, effective from January 1, 1993, until December 31, 1997. This agreement provides for annual base salary of $250,000 plus discretionary bonuses as the Board of Directors may determine and approve. In setting the compensation levels in this agreement, the Board of Directors again referred to the study performed in 1987. The agreement provides for liquidation damages equal to twice his annual salary plus $50,000 if he is discharged without cause or following a change in management or control of the Company. The Company is also authorized to make loans of up to $650,000 to Harold S. Elkan at interest rates not to exceed 10 percent..

     Outside members of Board of Directors approving the Compensation for Harold S. Elkan:
                                Patrick D. Reiley
                                James E. Crowley
                               Robert A. MacNamara

     Directors' Compensation Committee for Other Employees: Harold S. Elkan

PERFORMANCE GRAPH

     The following graph compares the performance of $100 if invested in the Company's common stock (SAI) with the performance of $100 if invested in each of the Standard & Poors 500 Index (S&P 500), the Standard & Poors Leisure Time Index (S&P LT), and American Recreation Centers, Inc. (ARC), a company primarily operating in the bowling industry.

     The performance graph provides information required by regulations of the Securities and Exchange Commission. However, the Company believes that this performance graph could be misleading if it is not understood that there is limited trading of the Company's stock.

     The performance is calculated by assuming $100 is invested at the beginning of the period (July 1990) in the Company's common stock at a price equal to its market value (the bid price). At the end of each fiscal year, the total value of the investment is computed by taking the number of shares owned multiplied by the market price of the shares at the end of each fiscal year.

COMPARISON OF FIVE YEAR CUMULATIVE RETURN FOR SPORTS ARENAS, INC.

[GRAPH]

X-AXIS     1990      1991      1992      1993      1994      1995
-----------------------------------------------------------------
 S&P500   100.00    116.73    128.35    141.68    139.71    172.04
 S&PLT    100.00    60.67     63.78     83.87     85.29     76.52
 SAI      100.00    100.00    100.00    100.00    100.00    100.00
 ARC      100.00    100.98    98.51     99.19     114.38    132.00

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 1, 1995, certain information with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5 percent of its outstanding Common Stock, (ii) each of the Company's directors, and (iii) all directors and officers as a group. Except as noted below, to the best of the Company's knowledge, each of such persons has sole voting and investment power with respect to the shares beneficially owned.

                           SHARES            NATURE OF           PERCENT
                           BENEFICIALLY      BENEFICIAL          OF
NAME AND ADDRESS           OWNED             OWNERSHIP           CLASS
----------------           -----             ---------           -----
Harold S. Elkan            21,808,267*       Sole investment     80.0%
5230 Carroll Canyon Road                     and voting power
San Diego, California

All directors and officers 21,808,267        Sole investment     80.0%
as a group                                   and voting power

     * These shares of stock are owned by Andrew Bradley, Inc., which is wholly-owned by Harold S. Elkan. Andrew Bradley, Inc. has pledged 10,900,000 of its shares of Sports Arenas, Inc., stock as collateral for its loan from Sports Arenas, Inc. See Note 3c of Notes to Consolidated Financial Statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1. The Company has $595,224 of unsecured loans outstanding to Harold S. Elkan, (President, Chief Executive Officer, Director and, through his wholly-owned corporation, Andrew Bradley, Inc., the majority shareholder of the Company) as of June 30, 1995. The balance at June 30, 1995 bears interest at 8 percent per annum and is due in monthly installments of interest only plus annual principal payments of $100,000 due on January 1, 1996-1999. The balance is due January 1, 2001.

2. The Company is a partner in several partnerships with Harold S. Elkan (including his children) and S. Robert Elkan (the brother of Harold S. Elkan) or a company controlled by him. In each of these partnerships, the Company's limited partnership interest is entitled to a priority return over the other limited partners.

     REDBIRD LANES, LTD., which owns a bowling center acquired December 31, 1986, is owned by the Company as a 60-percent combined general and limited partner, S. Robert Elkan as a 20-percent limited partner, and Harold S. Elkan as a 20-percent limited partner.

     REDBIRD PROPERTIES, LTD., is 30-percent owned as general and limited partners in combination by S. Robert Elkan and an entity wholly-owned by him. As of June 30, 1995, Harold S. Elkan owned a 30-percent limited partnership interest and the remaining 40-percent interest was owned by the SAPI as a limited partner. Redbird Properties, Ltd. owns the land and building in which the Red Bird Lanes bowling center is located. During the year ended June 30, 1995, Red Bird Lanes paid approximately $111,000 of rent to Redbird Properties, Ltd. S. Robert Elkan and his wife, Harold S. Elkan, and the Company are guarantors of the $750,000 loan used to purchase the property. Effective July 1, 1995, the Company purchased a 29 percent partnership interest (in addition to the 40 percent interest it has owned since 1987) in Redbird Properties, Ltd. from Harold S. Elkan for $446,000. The purchase price is payable in monthly installments of interest at 8 percent per annum plus annual principal payments of $100,000 on January 1, 1996-1999 and $46,000 on January 1, 2000. The agreement provides for an adjustment to the purchase price if the partnership subsequently sells the real estate prior to June 30, 1996.

   5755 LIMITED was a partnership owned by the SAPI as a 75-percent combined general and limited partner, Harold S. Elkan and members of his family as 18-percent limited partners, and S. Robert Elkan as a 7-percent limited partner. In October 1994, 5755 Limited transferred ownership of its only asset, a 24,500 square foot office building acquired in December 1986, to the lender in complete satisfaction of a related note payable. The partnership was then liquidated and dissolved.


3. During the year ended June 30, 1995, the Company paid approximately $268,000 in premiums for various insurance packages in which Reico Insurance Company served as the agent. Reico Insurance Company was owned by Patrick D. Reiley, a Director of the Company since 1986. He had served as the Company's insurance agent for the past 17 years. Reico Insurance Company ceased doing business in June 1995 and the Company has since engaged an unrelated third-party as its insurance agent.

4. In December 1990, the Company loaned $1,061,009 to the Company's majority shareholder, Andrew Bradley, Inc. (ABI), which is wholly-owned by Harold S. Elkan, the Company's President. The loan provided funds to ABI to pay its obligation related to its purchase of the Company's stock in

   November 1983. The loan to ABI provides for interest to accrue at an annual rate of prime plus 1-1/2 percentage points (11-1/2 percent at June 30, 1995) and to be added to the principal balance annually. At June 30, 1995, $540,269 of interest had been accrued. The loan is due in November 2003. The loan is collateralized by 10,900,000 shares of the Company's stock.

                   THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
    FOR THE NOMINEES FOR DIRECTORS AS SET FORTH IN PROPOSAL 1 ON YOUR PROXY.
    ---

         PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
         --------------------------------------------------------------

     KPMG Peat Marwick LLP, 750 B Street, Suite 3000, San Diego, California, was selected by the Board of Directors of the Company to act as independent auditors for the purpose of conducting the annual audit for the Company for the fiscal year ended June 30, 1995.

     The Board of Directors has determined that KPMG Peat Marwick LLP should continue as independent auditors for the Company for the fiscal year ending June 30, 1996, and has recommended such selection be approved by the shareholders. KPMG Peat Marwick LLP represents that neither its firm nor any of its members have any direct or indirect financial interest in the Company in any capacity other than as auditors. A representative of KPMG Peat Marwick LLP is expected to attend the Meeting and be available to answer questions.

Approval of the selection of KPMG Peat Marwick LLP as independent auditors requires the affirmative vote of a majority of shares represented at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS SET FORTH IN PROPOSAL 2 OF YOUR PROXY.

OTHER BUSINESS
--------------

     Management knows of no other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment in such matters.


SHAREHOLDER PROPOSALS
---------------------

     To be eligible for inclusion in the Company's Proxy Statement for the annual meeting of the Company's shareholders expected to be held in December 1996, shareholder proposals must be received by the Company at its principal office at 5230 Carroll Canyon Road, Suite 310, San Diego, California 92121, prior to July 1, 1996, and must comply with all legal requirements for the inclusion of such proposals.

ANNUAL REPORT
-------------

     The Company's Annual Report for the fiscal year ended June 30, 1995, which includes the Company's financial statements, is attached hereto as Appendix A. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING
JUNE 30, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS IT FROM THE COMPANY'S SECRETARY AT THE

ADDRESS GIVEN AT THE BEGINNING OF THIS PROXY STATEMENT. THE EXHIBITS TO THAT REPORT WILL ALSO BE PROVIDED UPON PAYMENT OF COSTS OF REPRODUCTION.

     It is important that all proxies be forwarded promptly in order that a quorum may be present at the meeting.

     Regardless of whether you plan to attend the meeting in person, we respectfully request you sign, date and return the accompanying proxy at your earliest convenience.

                              By order of the Board of Directors


                              Harold S. Elkan
                              President

December 11, 1995

                                                                      APPENDIX A







                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]



                                  ANNUAL REPORT
                         FISCAL YEAR ENDED JUNE 30, 1995




                                                                       Page  A-1

                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]



                                  ANNUAL REPORT
                         FISCAL YEAR ENDED JUNE 30, 1995



                             DESCRIPTION OF BUSINESS


GENERAL
-------

     Sports Arenas, Inc. (the "Company") was incorporated as a Delaware corporation in 1957. The Company, primarily through its subsidiaries, owns and operates six bowling centers, an apartment project (50% owned), one office building, a construction company, and undeveloped land. The Company also performs a minor amount of services in property management and real estate brokerage related to commercial leasing. The Company has its principal executive office at 5230 Carroll Canyon Road, San Diego, California.

BOWLING CENTERS
---------------

     The Company's wholly-owned subsidiaries, Marietta Lanes, Inc. and Cabrillo Lanes, Inc. and 60 percent owned Redbird Lanes, Ltd. (the "Bowls"), operate six bowling centers containing 252 lanes in California, Georgia and Missouri. Four bowling centers have been owned for more than five years, and the other two centers were acquired in August 1993. Two of the bowling centers lease facilities under a long-term lease with a third party. One bowling center is leased from an entity (Redbird Properties, Ltd.) which is partially owned by a subsidiary of the Company. Two bowling centers lease facilities from wholly-owned subsidiaries of the Company.

     The bowling centers' operations include food and beverage facilities and coin operated video and other games. The revenues from these activities average 30 percent of total bowling related revenues. The bowling centers operate the food and beverage operations, which includes sale of beer, wine and mixed drinks, at all of its bowling centers. The Company receives a negotiated percentage of the gross revenues from the coin operated video games. The video game operations at the two California operations are operated by Sports Arenas, Inc. All of the bowling centers include pro shops which are leased to independent operators for nominal amounts. All of the centers also have day care facilities which are provided free of charge to the bowlers. All of the bowling centers have automatic score-keeping and five of the centers have computerized cash control systems.

     On average, 47 percent of the games bowled are by bowling leagues that enter into league reservation agreements to use a specified number of lanes at a specified time and day for a specified period of weeks. On average, the league reservation agreements are for 35 weeks for the winter season (September through April) and 15 weeks for the summer season (May through August). League revenues for September through April average 85 percent of league revenues annually. Approximately 75 percent of all bowling related revenues are generated in the months of September through April.

     The bowling industry faces substantial competition for the sports and recreation dollar. The Bowls compete with other bowling centers in their respective market areas, as well as other sports and recreational activities. Two of the bowling centers are in the same market area and compete directly with two major bowling center chains. Further competition is likely at any of the bowling centers any time a new center is constructed in the same market area. The Company continuously markets its league and open play through a combination of advertising (billboard and some television), phone solicitation, direct mail, and a personal sales program.

At June 30, 1995, all of the bowling centers were licensed to sell alcoholic beverages. Licenses are generally renewable annually provided there are no violations of government regulations. The bowling centers employ approximately 150 people.


                                                                       Page  A-2

COMMERCIAL DEVELOPMENT
----------------------

     The Company, through its subsidiaries (see PROPERTIES - REAL ESTATE DEVELOPMENT for ownership), has ownership interests in a 40 acre parcel and a 32 acre parcel of undeveloped land in Temecula, California. Each parcel is commercially zoned, however, the City of Temecula has adopted a general development plan as a means of down-zoning the property to a lower use and, if successful, may significantly impair the value of the property. The Company is contesting this action (see LEGAL PROCEEDINGS (A) for description). In September 1994, a partnership was formed with an unrelated developer (Developer) to develop the 32 acre parcel of which 27 acres is developable. The Developer has reached agreements with an anchor tenant and other tenants which are sufficient to support the development of 11 of the 27 developable acres. The Developer is in the process of obtaining construction financing. Both parcels of land are located in a area of the City of Temecula that is planned for over 11,000 homes of which approximately 3,000 homes have been built to date. There is a significant amount of other undeveloped commercially zoned property near both parcels. Therefore, in addition to the normal risks associated with development of unimproved land (government approvals, availability of financing, etc.), there is significant competition from the other property owners with commercially zoned land for prospective users of the property. The Company is evaluating alternatives regarding the 40 acres of land it directly owns to either sell the land or obtaining a joint venture partner to supervise and provide funding for the development of the property.

Downtown Properties, Inc. (Downtown), a wholly-owned subsidiary of the Company, owns several undeveloped parcels of land in New Mexico and Missouri. The investment in these assets is not significant. Downtown has no immediate plans affecting these assets except for the undeveloped land in New Mexico, which is subject to a sales agreement that has been in default since 1989. The Company currently has no plans to cancel the contract due to the default.

COMMERCIAL REAL ESTATE RENTAL
-----------------------------

     Real estate operations consist of one office building in the Sorrento Mesa area of San Diego, California, a sublessor interest in land leased to condominium owners in Palm Springs, California, and a 542 unit apartment project in San Diego, California.

     Downtown Properties Development Corporation (DPDC), a wholly-owned subsidiary of the Company, owns a 36,000 square foot office building. The building was originally acquired in 1984 by 5230, Ltd., which was 75 percent owned as a limited and general partner by Sports Arenas Properties, Inc. (SAPI) , a wholly-owned subsidiary of the Company. DPDC acquired the building at a foreclosure sale in September 1992, after 5230, Ltd.'s unsuccessful attempts to re-negotiate the loan terms with the lender. The Company occupies approximately 14 percent of the office building, which was 95 percent leased as of June 30, 1995.

     SAPI owned an approximate 75 percent interest in 5755 Limited, which owned a 24,000 square foot office building (acquired in 1986). In July 1994, 5755 Limited discontinued making payments on the $2,461,942 note payable collateralized by the office building. The estimated current fair value of the office building was $1,200,000 as of July 1994, which was considerably less than the balance of the loan due to a significant decline in the market rents in the area. For the prior two years, management unsuccessfully attempted to negotiate a modification of the loan terms with the original lender and then its successor. On October 5, 1994, pursuant to an agreement with the lender, 5755 Limited transferred title in the office building to the lender in complete satisfaction of the note payable.

     UCVGP, Inc., a wholly-owned subsidiary of the Company, is a one percent managing general partner and SAPI is a 49 percent limited partner in UCV, L.P.
(UCV), which owns an apartment project (University City Village) located in San Diego. University City Village contains 542 rental units and was acquired in August 1974. UCV employs approximately 30 persons. The vacancy rate for the year ended March 31, 1995 was 6 percent (the vacancy rate was 4 percent in August 1995), which is consistent with vacancy rates in the area.

     As of June 30, 1995, SAPI owned a 40 percent limited partnership interest in Redbird Properties, Ltd., which owns the real estate leased to one of the Company's bowling centers (Red Bird Lanes). SAPI acquired this partnership interest when the building was acquired in 1987. Effective July 1, 1995, SAPI acquired an additional 29 percent interest in this partnership from an affiliate of the Company.

     In December 1986, SAPI acquired the land and building in which the Company's Marietta Lanes Bowling Center is located. Marietta Lanes had previously leased the facility from a third party and now leases the facility from SAPI.


                                                                        Page A-3

     In November 1993, Bowling Properties, Inc., a wholly-owned subsidiary of the Company, acquired the land and building in which the Company's Valley Bowl (acquired in August 1993) is located.

CONSTRUCTION
------------

     The Company's wholly-owned subsidiary, Ocean West Builders, Inc., is a general contractor that primarily constructs tenant improvements for commercial real estate in the San Diego, California area. Most jobs performed by Ocean West Builders last 30-60 days and are the result of a bidding process with other general contractors. This business is primarily dependent on the skill and reputation of Michael Assof, the President of Ocean West Builders, Inc., which employs a total of 5 employees. As a general contractor, Ocean West Builders primarily uses subcontractors to perform most of the work on jobs. There is intense competition from other general contractors in the tenant improvement business. Most jobs are awarded as a result of some bidding process. A general contractor's success in obtaining jobs is the result of having a pool of reliable and competitive subcontractors to provide bids that are the basis for Ocean West Builders bid on the overall job. Most jobs start within weeks of being awarded, therefore there is usually no significant order backlog. There is no annual seasonality to the business.



MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS
------------------------------------------------------------------------

     (A) There is no recognized market for the Company's common stock except for limited or sporadic quotations which may occur from time to time.

     (B) The number of holders of record of the common stock of the Company as of September 30, 1995 is 4,345. The Company believes there are a significant number of beneficial owners of its common stock whose shares are held in "street name".

     (C) The Company has neither declared nor paid dividends on its common stock during the past ten years, nor does it have any intention of paying dividends in the foreseeable future.


SELECTED FINANCIAL DATA (NOT COVERED BY INDEPENDENT AUDITORS' REPORT)
---------------------------------------------------------------------

                                                                    YEAR ENDED JUNE 30,
                                        --------------------------------------------------------------------------
                                            1995           1994             1993          1992             1991
                                        -----------     -----------      ----------    -----------     -----------
Revenues                                $10,341,601     $10,553,976      $7,432,706    $ 5,908,306     $ 6,479,055

Income (loss) from
  operations                             (321,718)     (2,197,897)     (2,094,811)      (166,473)         293,276
Loss before extraordinary
 gain                                    (809,421)     (2,083,286)     (2,488,291)      (933,516)        (513,465)
Loss per common share,
 before extraordinary
 gain                                      (.03)          (.08)           (.09)            (.03)             (.02)

Total assets                             15,308,441      13,673,871      11,479,502     14,252,502      15,086,952
Long-term obligations                     6,803,635       7,401,805       7,002,996      9,357,593      10,676,093



                                                                       Page  A-4

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has a working capital deficit of $3,601,144 at June 30, 1995, which is a $480,059 increase from the deficit at June 30, 1994. The primary cause of the increase in the deficit was the working capital used by operating activities after debt service and capital replacements. Working capital used by operating activities after debt service and capital replacements should not be considered as an alternative to cash flows from operating activities from operating, investing and financing activities. The working capital deficit at June 30, 1995 includes $1,928,403 which represents the principal balance and delinquent payments on an assessment district obligation in default that relates to undeveloped land.

     The Company has been unable to generate sufficient cash flow from operating activities to meet scheduled principal payments on long-term debt and capital replacement needs during the last three years. It has used its previously positive working capital and its share of distributions from UCV to fund these deficits. The cash provided (used) before changes in assets and liabilities segregated by business segments was as follows:


                                                                1995                1994                1993
                                                           -----------          -----------       -------------
     Bowling                                                $  275,000          $   207,000       $    349,000
     Rental                                                    155,000               21,000            (70,000)
     Construction                                               29,000               23,000             25,000
     Development                                              (113,000)               -                  -
     Brokerage                                                  25,000               23,000             11,000
     General corporate expense and other                      (261,000)            (336,000)          (346,000)
                                                           -----------          -----------       -------------
     Cash provided (used) by operations                        110,000              (62,000)           (31,000)
     Capital expenditures, net of financing                   (142,000)            (163,000)          (160,000)
     Acquisition of bowling centers and real estate              -                 (196,000)          (255,000)
     Principal payments on long-term debt                     (865,000)          (1,267,000)          (672,000)
                                                           -----------          -----------       -------------
     Cash used                                                (897,000)          (1,688,000)        (1,118,000)
                                                           -----------          -----------       -------------
                                                           -----------          -----------       -------------

     Distributions received from UCV                           263,000            1,755,000            746,000
                                                           -----------          -----------       -------------
                                                           -----------          -----------       -------------


     The Company received $1,250,000 from UCV as a distribution from the proceeds of a refinancing in June 1994. Otherwise, the cash distributions the Company received from UCV during the last three years were the Company's proportionate share of distributions from UCV's results of operations. The Company's share of distributions from UCV declined in 1995 due to UCV's additional debt service related to the June 1994 refinancing.

     The investment in UCV is classified as a liability because the cumulative distributions received from UCV exceed the sum of the Company's initial investment and the cumulative equity in income of UCV by $9,559,390 at June 30, 1995. The Company estimates that the current market value of the assets of UCV (primarily apartments) exceeds its liabilities by $10,000,000-$14,000,000.

     As discussed in Results of Operations and in Footnote 7b of Notes to the Consolidated Financial Statements, in October 1994 the Company transferred title in an office building to the lender in exchange for the lender extinguishing the Company's obligations for a $2,461,942 note payable which was collateralized by the office building. This portion of the rental operations provided (used) cash flow after debt service and capital replacements of $15,000 in 1995, ($169,000) in 1994, and ($242,000) in 1993.

     At June 30, 1995, the Company owns a 50 percent limited partnership interest in Vail Ranch Limited Partnership (VRLP), which is developing 32 acres of land (of which 27 is developable) into a commercial shopping center. VRLP is in the process of obtaining financing to develop the first phase (11 acres) of the shopping center. The Company estimates that the value of the Company's 50 percent interest, based on development of the 11 acre phase of the shopping center and sale of the remaining acreage, is approximately $2,000,000 to $4,000,000. The amount and timing of distributions that the Company may receive from VRLP are uncertain. The most likely source of funds for distributions from VRLP is either the sale of the 11 acre phase, which is about to commence construction, and/or sale of the remaining undeveloped land.

                                                                        Page A-5

     At June 30, 1995, the County of Riverside, California had judgments totaling approximately $450,000 for delinquent assessment district payments related to 40 acres of undeveloped land. The annual obligation for the assessment district is approximately $156,000. The Company estimates the value of this land is approximately $3,000,000 to $5,000,000 if the property was zoned "commercial". However, the City of Temecula has adopted a general development plan as a means of down-zoning the property to a lower use and, if successful, may significantly impair the value of the property. The Company is contesting this action (see LEGAL PROCEEDINGS (a) for description). As a result of the judgment and the down-zoning of the property, the recoverability of the carrying value of this property is uncertain. If the County of Riverside commences foreclosure proceedings and the Company does not satisfy the judgments prior to foreclosure sale, the Company would lose title to the property and the property would not be subject to redemption.

     The Company is expecting a $360,000 cash flow deficit in 1996 from operating activities after adding estimated distributions from UCV ($337,000) and deducting capital expenditures and scheduled principal payments on long-term debt. The Company believes its cash at June 30, 1995 and the Company's line of credit will be sufficient to fund the expected cash flow deficit. This analysis does not include consideration of the following due to their uncertainty: any distributions the Company may receive from its investment in Vail Ranch Limited Partners or a payment that may be received for the discounted payoff of a note receivable (see Note 3a of Notes to Consolidated Financial Statements). This analysis also does not include any payments due for delinquent or current property taxes and assessments on undeveloped land because these amounts may not be paid unless the Company is able to obtain an alternative source of funds.

RESULTS OF OPERATIONS

     The discussion of Results of Operations is primarily by the Company's business segments. The analysis is partially based on a comparison of and should be read in conjunction with the business segment operating information in
Note 11 to the Consolidated Financial Statements.

                               BOWLING OPERATIONS

                                  1995 VS. 1994

     The operating loss from bowling operations decreased by $207,000 in 1995 as a result of decreases in bowl costs and depreciation that exceeded the decrease in bowling revenues. Bowling revenues decreased by 2.3 percent ($183,000) in 1995 primarily due to a 1.4 percent decline in games bowled, of which most of the decrease was in open games bowled. Bowling revenues also declined due to a decrease in the amount of alcoholic beverage sales per game bowled, reflecting a nationwide trend towards less alcohol consumption. Bowling costs decreased by
4.9 percent ($253,000) primarily due to reductions in payroll and related costs ($73,000 or 3 percent of payroll and related costs) and maintenance expense ($171,000 or 27 percent of maintenance expense). Payroll reductions were made to reflect the decline in business. Approximately $80,000 of the decrease in maintenance expense related to higher expenses in the prior year for deferred maintenance on the two bowls acquired in August 1993. Maintenance expense also decreased related to a decrease in resurfacing expense ($60,000). Depreciation and amortization expense related to the bowling segment ($776,000) decreased by $139,000 primarily due to the expiration of the amortization periods for leasehold improvements, goodwill and covenant-not-to-compete related to a bowling center that was acquired in September 1988.

                                  1994 VS. 1993

     The Company acquired two bowling centers in August 1993. However, the results from operations of these two centers have been included in the financial statements since June 20, 1993, when the Company commenced operations under an interim management agreement. The following increases in revenues and expenses in 1994 related to these two bowling centers:


          Revenues                                                 $ 2,827,000
          Bowling costs                                              2,073,000
          Selling, general and administrative expense-direct           496,000
          Depreciation and amortization                                456,000
          Operating loss                                             ( 198,000)
          Interest expense                                             235,000
          Loss                                                       ( 433,000)


                                                                        Page A-6

     Same center bowling revenues increased approximately one percent ($55,000) in 1994. Increases in the average price per game (14% in open play and 4% in league play) were offset by decreases in games bowled (9% in open play and 6% in league play). These changes primarily took place at the same two bowling centers that faced significant price discounting from competitors last year. Management elected to not compete with the discounting of prices in 1994. Same center bowling costs increased by $251,000 (8%) in 1994 primarily due to increases in payroll ($71,000 or 6%), repairs and maintenance ($66,000 or 3%) and payroll related expenses ($97,000 or 36%). The increase in payroll related expenses primarily related to increases in the Company's health insurance premiums. The Company has modified its health insurance plan to provide for larger employee contributions and, as a result, expects this expense to decrease in 1995. Selling, general and administrative expense directly related to the bowling segment decreased by $29,000 (3%) primarily due to a $58,000 decrease in management salaries and bonuses. Most of the decrease related to restructuring some activities formerly handled by managers.

                             CONSTRUCTION OPERATIONS

     Construction costs were 84%, 85%, and 84% of construction revenues in 1995, 1994 and 1993, respectively. Selling, general and administrative expenses directly related to the construction segment were $218,000, $195,000, and $202,000 in 1995, 1994 and 1993, respectively. There have been no significant changes to the operations of the construction segment for the last three years.

                                RENTAL OPERATIONS

     The Company's rental operations at June 30, 1995 principally consisted of ownership and leasing one office building (36,000 square feet of leasable space), a sub-lessor's interest in a land leases to condominium owners, and a small fruit-market on undeveloped land (starting in October 1994). In October 1994, the Company disposed of a 24,000 square foot office building that it had owned since December 1986. The disposal of the office building resulted in the following decreases from the prior year: Rental revenues- $151,000; Rental costs- $73,000; Depreciation- $80,000; and Interest expense- $144,000. The market area for the remaining office building has been stable in terms of both rent rates and occupancy for the past two years. However, rates are at approximately 50 percent of rent rates that existed in 1990.

     Other than the change to rental revenue from the disposal of the office building, revenues only changed slightly due to the addition of the rent from the fruit-market in October 1994 ($32,000) and the indexed increases in the rent rates of the ground subleases ($14,000) in 1994. Rental costs did not change significantly in 1995 other than from the disposal of the office building. Rental costs decreased by 17 percent ($67,000) in 1994 due to some non-recurring repairs in 1993.

     The operating losses reported by the real estate rental segment of $1,408,316 in 1994 and $1,785,833 in 1993 included a provision for impairment loss of $1,578,000 in 1994 and a loss on disposal of rental property of $1,869,346 in 1993. The provision for impairment loss in 1994 related to the 24,000 square foot office building that the Company transferred to the lender in 1995 in exchange for the lender extinguishing the Company's obligations for a $2,461,942 note payable (See Note 7b of Notes to Consolidated Financial Statements). The provision for the impairment loss represents the amount by which the carrying value of the property exceeded its estimated fair value of $1,200,000. The Company recorded a $1,261,826 extraordinary gain on extinguishment of debt in 1995 from this transaction. The loss on disposal of rental property in 1993 related to the Company's 36,000 square foot office building (See Note 7c of Notes to Consolidated Financial Statements) for which the Company also recorded a $2,395,688 extraordinary gain from extinguishment of debt in 1993. As part of a restructuring of the debt on this property, the Company re-purchased the property at a public foreclosure sale by the former lender for $1,027,000. This property currently has an estimated fair value of $2,100,000.

                             REAL ESTATE DEVELOPMENT

     The real estate development segment consists primarily of operations related to undeveloped land in Temecula, California, which is owned by Old Vail Partners. As a result of a restructuring of the ownership, the activities of this entity were consolidated effective September 23,1994. The development costs consist primarily of legal expenses ($85,000) related to the litigation regarding the effective down-zoning of the 40 acre parcel.

                                                                        Page A-7

                                      OTHER

     The Company took over operation of a video-game operation in January 1994. The revenues and costs of this operation are included in other revenues and selling, general and administrative expense, respectively. The following items increased (decreased) as a result of this new activity:

                                                             1995        1994
                                                             ----        ----
     Other revenues                                      $   34,000   $   65,000
     Selling, general, and administrative expense            28,000       55,000
     Depreciation                                            41,000       32,000
     Provision for impairment loss                        ( 133,000)     133,000
     Operating loss                                        (127,000)     155,000
     Interest expense                                         1,000       15,000



     In addition to the changes in selling, general and administrative expense related to the bowling construction, and rental segments noted previously, the corporate segment, before allocation to the other segments, decreased by $61,000 in 1995 and $30,000 in 1994. The decrease in 1995 was primarily due to decreases in payroll and professional fees. The decrease in 1994 was primarily due to a $48,000 decrease in professional fees, which was partially offset by a $34,000 increase in payroll and related expenses.

     Other than the changes to interest expense previously noted in the bowling and rental segments, interest expense decreased by $62,000 in 1995 and $73,000 in 1994. Interest expense decreased in 1995 primarily due to a refinancing of the Company's remaining office building in October 1994, which resulted in a $74,000 decrease in interest paid and amortization of finance costs. Interest expense decreased in 1994 primarily due to a decrease in the amortization of loan fees related to the loan used to acquire the same office building at public sale in September 1992.

     The equity in income of investees decreased in 1995 due to a $236,000 decline in the Company's share of income of UCV which was partially offset by a decline in the equity in net loss of OVP. Net income from UCV declined because of higher interest expense related to the refinancing of its debt in June 1994. The equity in net loss of Old Vail declined because the Company commenced consolidating its results of operations in September 1994. The equity in income of investees increased by $72,000 in 1994 primarily due to the increase in the Company's equity in the net income of UCV. The increase in the net income of UCV in 1994 was primarily attributable to the decline in roof repair expense.

     The Company accrued interest (classified as lawsuit settlement) on a $211,000 lawsuit judgment against the Company charged to operations in 1985. The judgment expired in April 1994 without being renewed. In the year ended June 30, 1994, the Company recorded $548,190 of income related to the reversal of the previously recorded judgment and accrued interest.

                     IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

     SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," was issued in March 1995 and establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires the Company to adopt this statement during fiscal year 1997, however, earlier adoption is encouraged. The Company believes its current method of accounting for impairment of assets is in accordance with the requirements of SFAS No. 121, and therefore, does not anticipate that the adoption of SFAS No. 121 will have any impact on its financial position or results of operations.

                                                                        Page A-8

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following were directors and executive officers of the Company during the year ended June 30, 1995. All present directors will hold office until the election of their respective successors. All executive officers are to be elected annually by the Board of Directors.



Directors and Officers             Age          Position and Tenure with Company
----------------------             ----         --------------------------------


    Harold S. Elkan                  52         Director since November 7, 1983;
                                                 President since November 11, 1983

   Steven R. Whitman                 42         Chief Financial Officer and Treasurer since May 1987;
                                                 Director and Assistant Secretary since August 1, 1989
                                                 Secretary since January 1995

    Patrick D. Reiley                54         Director since August 21, 1986

    James E. Crowley                 48         Director since January 10, 1989

   Robert A. MacNamara               47         Director since January 9, 1989


Brock L. Ladewig, the Company's Secretary and in-house legal counsel since August 1989, resigned in January 1995

There are no understandings between any director or executive officer and any other person pursuant to which any director or executive officer was selected as a director or executive officer.

                               BUSINESS EXPERIENCE

1. Harold S. Elkan has been employed as the President and Chief Executive Officer of the Company since 1983. For the preceding ten years he was a principal of Elkan Realty and Investment Co., a commercial real estate brokerage firm, and was also President of Brandy Properties, Inc., an owner and operator of commercial real estate.

2. Steven R. Whitman has been employed as the Chief Financial Officer and Treasurer since May 1987. For the preceding five years he was employed by Laventhol & Horwath, CPAs, the last four of which were as a manager in the audit department.

3. Patrick D. Reiley was the Chairman of the Board and Chief Executive Officer of Reico Insurance Brokers, Inc. (Reico) from 1980 until June 1995, when Reico ceased doing business. Reico was an insurance brokerage firm in San Diego, California.

4. James E. Crowley has been an owner and operator of various automobile dealerships for the last seventeen years. Mr. Crowley is vice president of Jamar Holdings, Ltd., doing business as San Diego Mitsubishi (he was the President and controlling shareholder from 1988 to 1994), President of Coast Nissan since 1992; President of Escondido Jeep Eagle/GMC Truck since March 1994, and President of Pacific Beach Ford from 1988 to 1991.

5. Robert A. MacNamara has been employed by Daley Corporation, a California corporation, since 1978, the last ten years of which he has served as Vice President of the Property Division. Daley Corporation is a residential and commercial real estate developer and a general contractor.

                                                                        Page A-9

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

              CONSOLIDATED BALANCE SHEETS - JUNE 30, 1995 AND 1994



                                                               ASSETS

                                                                       1995                      1994
                                                                      -----------             -----------
Current assets:
     Cash and equivalents                                           $     120,027           $     904,744
     Current portion of notes receivable                                   25,000                  25,000
     Current portion of notes receivable-affiliate (Note 3b)              100,000                  50,000
     Construction contract receivables                                    273,912                 324,418
     Other receivables                                                     41,346                  55,006
     Costs in excess of billings on uncompleted contracts                  14,471                  12,017
     Prepaid expenses                                                     148,225                 183,471
                                                                      -----------             -----------

              Total current assets                                        722,981               1,554,656
                                                                      -----------             -----------

Receivables due after one year:
     Note receivable (Note 3a)                                            743,144                 767,728
     Less deferred gain (Note 3a)                                        (737,447)               (757,000)
     Affiliate (Note 3b)                                                  595,224                 512,257
     Other                                                                115,100                 115,100
                                                                      -----------             -----------
                                                                          716,021                 638,085
              Less current portion                                       (125,000)                (75,000)
                                                                      -----------             -----------
                                                                          591,021                 563,085
                                                                      -----------             -----------

Property and equipment, at cost (Notes 7 and 10):
     Land                                                               1,529,000               2,225,000
     Buildings                                                          4,477,544               5,595,974
     Equipment and leasehold and tenant improvements                    5,702,034               5,616,502
                                                                      -----------             -----------
                                                                       11,708,578              13,437,476
     Less accumulated depreciation and amortization                    (5,088,774)             (5,139,080)
                                                                      -----------             -----------
              Net property and equipment                                6,619,804               8,298,396
                                                                      -----------             -----------

Other assets:
     Undeveloped land, at cost (Notes 4 and 6c)                         4,804,496                 321,629
     Capitalized carrying costs on leased land (Note 5)                    87,465                  89,361
     Goodwill, net of accumulated amortization of $538,146
             and $369,073                                                 807,216               1,076,289
     Deferred loan costs, net of accumulated
             amortization of $71,838 and $228,817                         127,002                 121,813
     Covenants not to compete, net of accumulated
             amortization of  $437,500 in 1994                                 -                   12,500
     Investments (Note 6)                                               1,416,147               1,481,312
     Other                                                                132,309                 154,830
                                                                      -----------             -----------

                                                                        7,374,635               3,257,734
                                                                      -----------             -----------

                                                                      $15,308,441             $13,673,871
                                                                      -----------             -----------
                                                                      -----------             -----------

                                                                       Page A-10

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)


                                                                           1995                    1994
                                                                      ------------            ------------
Current liabilities:
     Long-term debt extinguished (Note 7b)                         $            -           $   2,461,942
     Assessment district obligation- in default (Note 6c)               1,928,403                   -
     Long-term debt due within one year (Note 7a)                         705,000                 853,000
     Note payable, line of credit (Note 7d)                                88,742                   -
     Accounts payable                                                     663,814                 730,642
     Accrued payroll and related expenses                                 130,890                 191,825
     Accrued property taxes (Note 6c)                                     249,146                  52,200
     Accrued interest                                                      93,350                  63,994
     Accrued frequent bowler program expense                              200,292                 151,084
     Other accrued liabilities                                            264,488                 171,054
                                                                     ------------            ------------
     Total current liabilities                                          4,324,125               4,675,741
                                                                     ------------            ------------

Long-term debt, excluding current portion (Notes 7 and 8a)              6,803,635               7,401,805
                                                                     ------------            ------------

Distributions received in excess of
  basis in investment (Notes 6a and 6b)                                 9,559,390               9,467,693
                                                                      ------------            ------------

Tenant security deposits                                                  24,616                  39,427
                                                                     ------------            ------------

Minority interest in consolidated subsidiary (Note 6c)                  2,212,677                    -
                                                                     ------------            ------------

Commitments and contingencies
     (Notes 3a, 4a, 4c, 5, 6c, 6e, 8, and 10)


Shareholders' equity (deficiency):
     Common stock, $.01 par value, 50,000,000 shares
       authorized, 27,250,000 shares issued and outstanding               272,500                 272,500
     Additional paid-in capital                                         1,730,049               1,730,049
     Accumulated deficit                                               (8,017,273)             (8,469,678)
                                                                     ------------            ------------
                                                                       (6,014,724)             (6,467,129)

     Less note receivable from shareholder (Note 3c)                   (1,601,278)             (1,443,666)
                                                                     ------------            ------------

              Total shareholders' equity (deficiency)                  (7,616,002)             (7,910,795)
                                                                     ------------            ------------

                                                                     $ 15,308,441            $ 13,673,871
                                                                     ------------            ------------
                                                                     ------------            ------------




              See accompanying notes to consolidated financial statements.

                                                                 Page A-11

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    YEARS ENDED JUNE 30, 1995, 1994, AND 1993



                                                               1995                   1994                  1993
                                                            -----------            -----------          ------------
Revenues:
     Bowling                                                $ 7,700,410            $ 7,883,605          $ 5,001,839
     Rental                                                     523,952                632,862              623,122
     Construction                                             1,785,523              1,752,056            1,560,566
     Brokerage                                                   64,490                 61,732               69,937
     Other                                                      160,610                117,897               72,652
     Other-related party (Note 6b)                              106,616                105,824              104,590
                                                            -----------            -----------          -----------
                                                             10,341,601             10,553,976            7,432,706
                                                            -----------            -----------          -----------

Costs and expenses:
     Bowling                                                  4,890,606              5,143,890            2,820,320
     Rental                                                     250,147                327,429              394,662
     Construction                                             1,501,900              1,495,901            1,305,875
     Brokerage                                                   32,253                 30,780               53,688
     Development                                                141,391                      -                    -
     Selling, general and administrative                      2,808,372              2,835,792            2,338,712
     Depreciation and amortization                            1,038,650              1,207,081              744,914
     Provisions for impairment losses (Note 7b)                       -              1,711,000                 -
     Loss on disposal of rental property (Note 7c)                    -                      -            1,869,346
                                                            -----------            -----------          -----------
                                                             10,663,319             12,751,873            9,527,517
                                                            -----------            -----------          -----------
Loss from operations                                           (321,718)            (2,197,897)          (2,094,811)
                                                            -----------            -----------          -----------

Other income (charges):
     Investment income:
           Related party (Notes 3b and 3c)                      201,413                149,763              146,850
           Other                                                 75,610                 75,301               82,321
     Interest expense and amortization of finance costs        (816,567)            (1,022,208)            (860,344)
     Interest expense related to development activities        (139,463)                 -                    -
     Equity in income of investees (Note 6)                     171,751                338,565              266,983
     Lawsuit settlement (Note 8c)                                 -                    548,190              (47,290)
     Recognition of deferred gain (Note 3a)                      19,553                 25,000               18,000
                                                            -----------            -----------          -----------
                                                               (487,703)               114,611             (393,480)
                                                            -----------            -----------          -----------

Loss before extraordinary gain                                 (809,421)            (2,083,286)          (2,488,291)

Extraordinary gain from troubled debt
     restructuring (Notes 7b and 7c)                          1,261,826                      -            2,395,688
                                                            -----------            -----------          -----------
Net income (loss)                                         $     452,405            $(2,083,286)        $    (92,603)
                                                            -----------            -----------          -----------
                                                            -----------            -----------          -----------


Per common share (based on weighted average
     shares outstanding):
     Loss before extraordinary gain                              $ (.03)                $ (.08)              $ (.09)
                                                                 ------                 ------               ------
                                                                 ------                 ------               ------

     Net income (loss)                                            $ .02                 $ (.08)              $ .00
                                                                 ------                 ------               ------
                                                                 ------                 ------               ------


See accompanying notes to consolidated financial statements.

                                                                       Page A-12

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                    YEARS ENDED JUNE 30, 1995, 1994, AND 1993


                                             Common Stock
                                ----------------------------------          Additional
                                  Number of                                  paid-in          Accumulated
                                   Shares                Amount              capital           deficit                Total
                                 ----------           -----------           ----------       ------------          ------------
Balance at June 30, 1992         27,250,000           $   272,500           $1,730,049        $(6,293,789)          $(4,291,240)

Net loss                               -                      -                   -               (92,603)              (92,603)
                                 ----------           -----------           ----------       ------------          ------------

Balance at June 30, 1993         27,250,000               272,500            1,730,049         (6,386,392)           (4,383,843)

Net loss                               -                     -                    -            (2,083,286)           (2,083,286)
                                 ----------           -----------           ----------       ------------          ------------

Balance at June 30, 1994         27,250,000               272,500            1,730,049        $(8,469,678)          $(6,467,129)

Net income                             -                     -                    -               452,405               452,405
                                 ----------           -----------           ----------       ------------          ------------

Balance at June 30, 1995         27,250,000           $   272,500           $1,730,049        $(8,017,273)          $(6,014,724)
                                 ----------           -----------           ----------       ------------          ------------
                                 ----------           -----------           ----------       ------------          ------------



See accompanying notes to consolidated financial statements.
                                                                       Page A-13

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1995, 1994, AND 1993



                                                                      1995                    1994                1993
                                                                 -------------           -------------     --------------
Cash flows from operating activities:
  Net loss                                                      $      452,405            $( 2,083,286)    $     ( 92,603)
  Adjustments to reconcile net loss to net
   cash provided (used) by operating activities:
     Amortization of deferred financing costs and discount
                                                                        41,989                 100,389            172,620
     Depreciation and amortization                                   1,038,650               1,207,081            744,914
     Undistributed income of investees                                (171,751)               (338,565)          (266,983)
     Loss on disposal of rental property                                 -                       -              1,869,346
     Extraordinary gain                                             (1,261,826)                  -             (2,395,688)
     Interest income accrued on note receivable from
          shareholder                                                 (157,612)               (110,128)          (110,083)
     Provisions for impairment losses                                    -                   1,711,000              -
     Interest accrued on assessment district obligation                168,278                   -                  -
     Lawsuit settlement accrual                                          -                    (548,190)            47,290
                                                                 -------------           -------------     --------------
                                                                       110,133                 (61,699)           (31,187)

     Changes in assets and liabilities:
      (Increase) decrease in other receivables, prepaid
        expenses, and costs in excess of billings                       97,043                 (86,134)          (194,908)
      Increase (decrease) in accounts payable and
        accrued expenses                                               (54,151)                566,076            273,953
      Other                                                            (34,186)                (35,521)           (41,766)
                                                                 -------------           -------------     --------------
        Net cash provided by operating activities                      118,839                 382,722              6,092
                                                                 -------------           -------------     --------------

Cash flows from investing activities:
     Increase in notes receivable                                      (58,383)                 (6,921)          (105,751)
     Capital expenditures - other                                     (142,426)               (163,435)          (159,502)
     Purchase of office building                                         -                       -                (49,897)
     Contributions to investees                                        (97,571)                  -                (10,700)
     Proceeds from sale of investment                                    -                      93,000              -
     Distributions from investees                                      302,499               1,754,743            746,000
     Acquire additional interest in Old Vail Partners                  (49,845)                  -                  -
     Distribution from Ocean West Builders                               -                       -                108,933
     Purchase of bowling centers                                         -                    (196,242)          (205,356)
                                                                 -------------           -------------     --------------
        Net cash provided (used) by investing activities               (45,726)              1,481,145            323,727
                                                                 -------------           -------------     --------------

Cash flows from financing activities:
     Scheduled principal payments                                     (864,740)             (1,007,921)          (543,241)
     Proceeds from line of credit                                      303,102                 300,000              -
     Payments on line of credit                                       (214,360)               (558,600)             -
     Principal payments and loan costs related to
              extension of loan due date                                 -                       -               (128,367)
     Costs related to troubled debt restructuring                      (21,659)
     Loan costs to refinance long-term debt                            (39,417)                  -                  -
     Other                                                             (20,756)                (12,000)             -
                                                                 -------------           -------------     --------------
     Net cash used by financing activities                            (857,830)             (1,278,521)          (671,608)
                                                                 -------------           -------------     --------------

Net increase (decrease) in cash and equivalents                       (784,717)                585,346           (341,789)

Cash and equivalents, beginning of year                                904,744                 319,398            661,187
                                                                 -------------           -------------     --------------

Cash and equivalents, end of year                                $     120,027           $     904,744     $      319,398
                                                                 -------------           -------------     --------------
                                                                 -------------           -------------     --------------

                                                                       Page A-14

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1995, 1994, AND 1993

SUPPLEMENTAL CASH FLOW INFORMATION:


                                1995           1994                1993
                             ----------      ----------       -----------
     INTEREST PAID           $  789,000      $  900,000       $   682,000
                             ----------      ----------       -----------
                             ----------      ----------       -----------

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

In addition to the cash expenditures of $196,242 in 1994 and $205,356 in 1993, in 1994 the Company assumed long-term debt of $3,594,939 and borrowed $258,600 from its line of credit to acquire two bowling centers. The purchase price was allocated as follows: Equipment-$585,700; Land-$420,000; Building-$1,687,934; Deferred loan costs-$78,141; Goodwill-$1,345,362; Other assets-$40,000; and Other notes receivable-$98,000.

Long-term debt of $17,751 in 1995, $167,063 in 1994, and long-term debt and capital lease obligations of $240,798 in 1993 were incurred to finance other capital expenditures of $28,750 in 1995, $190,545 in 1994 and $321,600 in
   1993.

In January 1994, the Company foreclosed on $233,270 of video games, equipment and other collateral related to the Company's guarantee of a bank's loan to a games room operator. The Company also assumed the $233,270 note payable to bank.

In addition to the initial cash payment of $50,000 to acquire an additional interest in Old Vail Partners in September 1994, the acquisition resulted in the following items being included in the Company's consolidated balance sheet on the date of acquisition: Cash- $155; Prepaid expense- $85; Undeveloped land- $4,482,867; Investment in Vail Ranch Limited Partners- $1,122,062; Accounts payable- $4,095; Accrued interest- $50,000; Accrued property tax- $182,618; Other liabilities- $62,369; Notes payable- $93,819; Assessment District obligations, in default- $1,760,125; and Minority interest- $2,262,677. As a result of the consolidation of Old Vail Partners in the Company's financial statements, the Company's investment of $1,189,466 in Old Vail Partners was eliminated.

In October 1994, the Company refinanced long term debt of $1,193,800 with a $1,200,000 note payable. The Company also incurred $45,617 of loan costs related to the refinancing, of which $39,417 was a cash expenditure.

In October 1994, the Company extinguished debt of $2,461,942 by the transfer of title to an office building to the lender in complete satisfaction of the liability. The office building cost and accumulated depreciation were $1,856,187 and $721,739, respectively. The Company also wrote off the balance of unamortized loan costs ($19,995), deferred lease commissions ($27,765), and accrued property tax ($3,750) as part of the transactions.
   The Company incurred transaction costs of $21,659 to consummate the transfer.

The proceeds of a $1,162,800 loan plus cash payments of $49,897 by the Company funded the $1,031,393 purchase of an office building and $181,304 of associated loan fees in 1993.

The distribution received by the Company from Ocean West Builders, Ltd. in 1993 consisted of the following non-cash items: Receivables- $111,091; Costs in excess of billings-$31,213; Prepaid expenses-$3,016; Equipment-$39,822 and related accumulated depreciation-$25,689; Accounts payable-$38,122; and Note payable-$11,434.

During the year ended June 30, 1995, the Company wrote-off $100,000 of fully amortized goodwill and $450,000 of fully amortized covenant-not-to-compete.

See accompanying notes to consolidated financial statements.

                                                                       Page A-15

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

1.  Summary of significant accounting policies:

PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Sports Arenas, Inc. and all subsidiaries and partnerships more than 50 percent owned or in which there is a controlling financial interest (the Company). All material intercompany balances and transactions have been eliminated. The minority interests' share of the net loss of partially owned consolidated subsidiaries has been recorded to the extent of the minority interests' contributed capital. The Company uses the equity method of accounting for its investments in entities in which it has an ownership interest that gives the Company the ability to exercise significant influence over operating and financial policies of the investee. The Company uses the cost method of accounting for investments in which it has virtually no influence over operating and financial policies.

CASH AND EQUIVALENTS - Cash and equivalents only include highly liquid investments with original maturities of less than 3 months.

PROPERTY AND EQUIPMENT - Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the related assets, which are 20 and 30 years for the buildings and from 3 to 15 years for the other assets.

INVESTMENT - The Company's purchase price in March 1975 of the one-half interest in UCV, L.P. exceeded the equity in the book value of net assets of the project at that time by approximately $1,300,000. The excess was allocated to land and buildings based on their relative fair values. The amount allocated to buildings is being amortized over the remaining useful lives of the buildings and the amortization is included in the Company's depreciation and amortization expense.

INCOME TAXES - The Company accounts for income taxes using the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." The Company adopted Statement 109 effective July 1, 1992.

AMORTIZATION OF INTANGIBLE ASSETS - Deferred loan costs are being amortized over the terms of the loans on the straight-line method. The covenant not to compete was being amortized over the terms of the agreement on the straight-line method. Goodwill related to the acquisition of a bowling center is being amortized over 5 years on the straight-line method.

VALUATION IMPAIRMENT - The Company records a provision for value impairment of long-lived assets, including goodwill, whenever the sum of the estimated undiscounted future cash flows from operations plus the asset's estimated undiscounted disposition value is less than the current book value. The provision for value impairment, if any, is equal to the excess by which the current book value exceeds the fair value of the asset.

RECLASSIFICATIONS - The Company has reclassified certain prior period amounts in 1994 and 1993 to conform to their classification in 1995.

CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk are the notes receivable described in Note 3.

2. Related party transactions:

   During the year ended June 30, 1995, the Company paid $268,000 ($246,000 in 1994 and $196,000 in 1993) of insurance premiums to its insurance agent, which is owned by an individual who became a director of the Company in August 1986. The director has served as the Company's insurance agent for the past 17 years.

See notes 3b, 3c, 4a, 6b, 6e, 6f and 8a for other related party transactions.

                                                                       Page A-16

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                       YEARS ENDED JUNE 30, 1995, 1994, and 1993
3. Notes receivable:

   (a) Sale of bowling centers - The Company sold two bowling centers in April 1989. Part of the consideration was an $800,000 note receivable from the buyer due in monthly installments of $7,720 beginning October 1, 1989, including principal and interest at 10 percent per annum. The balance is due in September 1997. Under the terms of the note, interest accruing from April 1989 through October 1989 was deferred and is due in September 1997, including interest accruing thereon. The following is the detail of the balance of the note receivable and accrued interest at June 30:


                                                                       1995              1994
                                                                      --------        ---------
           Balance of note receivable due in monthly installments     $708,145         $732,906
           Deferred interest due September 1997                         34,999           34,822
                                                                      --------         ---------
                                                                      $743,144         $767,728
                                                                      --------         --------
                                                                      --------         --------

       The Company is deferring recognition of $800,000 of the gain from the sale of the bowling centers in the year ended June 30, 1989 until such time as the operations of the two bowling centers become sufficient to support the payment of their obligations or as the principal balance of the note plus accrued and unpaid interest is reduced below $800,000. The Company recognized $19,553, $25,000 and $18,000 of the deferred gain in the years ended June 30, 1995, 1994 and 1993, respectively. The deferred gain is presented as a reduction of the note receivable in the consolidated balance sheets.

       In July 1995, the Company agreed to accept a discounted payoff of the note receivable equal to 85 percent of the balance of the note, subject to the buyer consummating its financial restructuring. This agreement expires October 31, 1995.

   (b) Affiliate - The Company made unsecured loans to Harold S. Elkan, the Company's President and, indirectly, the Company's majority shareholder, and recorded interest income of $43,801, $39,635, and $36,767 in 1995, 1994, and 1993, respectively. The balance of $595,224 at June 30, 1995 bears interest at 8 percent per annum and is due in monthly installments of interest only plus annual principal payments of $100,000 due in January 1, 1996-1999. The balance is due on January 1, 2001.

   (c) Shareholder - In December 1990, the Company loaned $1,061,009 to the Company's majority shareholder, Andrew Bradley, Inc. (ABI), which is wholly-owned by Harold S. Elkan, the Company's President. The loan provided funds to ABI to pay its obligation related to its purchase of the Company's stock in November 1983. The loan to ABI provides for interest to accrue at an annual rate of prime plus 1-1/2 percentage points (11-1/2 percent at June 30, 1995) and to be added to the principal balance annually. The loan is due in November 2003. The loan is collateralized by 10,900,000 shares of the Company's stock. The original loan amount plus accrued interest of $540,269 is presented as a reduction of shareholders' equity because ABI's only asset is the stock of the Company. The Company recorded interest income from this note of $157,612 in 1995, $110,128 in 1994, and $110,083 in 1993.

4. Undeveloped land:

   (a) In August 1984, the Company acquired approximately 500 acres of undeveloped land in Lake of Ozarks, Missouri from an entity controlled by Harold S. Elkan (Elkan). The purchase price approximated the affiliate's original purchase price. Elkan has agreed to indemnify the Company for any realized decline in value of the land. The carrying value of the land was $281,629 at June 30, 1995 and 1994.

                                                                       Page A-17

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                        YEARS ENDED JUNE 30, 1995, 1994, and 1993


4. Undeveloped land (continued):

   (b) The Company owns approximately 55 acres of undeveloped land in Sierra County, New Mexico which is subject to a contract for sale to a third party at an imputed value of $150,000, which was executed in 1988. Due to the nature of the terms of the contract, the Company was going to record portions of the sale as payments were received. The purchaser is in default of the contract, but the Company has not yet canceled the contract. The $40,000 carrying value of the land at June 30, 1995 and 1994 is net of $118,500 of valuation adjustments recorded in prior years.

   (c) Through its ownership of Old Vail Partners, L.P. and its predecessor Old Vail Partners, a general partnership (collectively referred to as OVP, see Note 6c), the Company owns 40 acres of undeveloped land in Temecula, California. The $4,482,867 carrying value of the property consists of: acquisition cost- $2,615,788, capitalized assessment district costs- $1,577,025 (see Note 6c), and other development planning costs $290,054. The property is currently subject to default judgments to the County of Riverside, California totaling $450,000 regarding assessment district obligations. The County has not yet commenced foreclosure proceedings. In November 1993, the City of Temecula adopted a general development plan that designates 40 acres of property owned by OVP as suitable for "professional office" use, which is contrary to its zoning as "commercial" use. As part of the adoption of its general development plan, the City of Temecula adopted a provision that, until the zoning is changed on properties affected by the general plan, the general plan shall prevail when a use designated by the general plan conflicts with the existing zoning on the property. The result is that the City of Temecula has effectively down-zoned the 40 acre parcel from a "commercial" to "professional office" use. The parcel is subject to Assessment District liens which were allocated in 1989 based on a higher "commercial" use. Since the Assessment District liens are not subject to reapportionment as a result of re-zoning, a "professional office" use is not economically feasible due to the disproportionately high allocation of Assessment District costs. OVP has filed suit against the City of Temecula claiming that the City's adoption of a general plan as a means of effectively re-zoning the property is invalid. Additionally, OVP is claiming that, if the effective re-zoning is valid, the action is a taking and damaging of OVP's property without payment of just compensation. OVP is seeking to have the effective re-zoning invalidated and an unspecified amount of damages. The outcome of this litigation is uncertain. If the City of Temecula is successful in its attempt to down-zone the property, the value of the property may be significantly impaired.

5. Capitalized carrying costs on leased land:

   The Company is a sublessor on a parcel of land which is subleased to individual owners of a condominium project. The Company capitalized $111,674 of carrying costs prior to subleasing the land in 1980. The Company is amortizing the capitalized carrying costs over the period of the subleases on the straight-line method. The capitalized costs are presented net of accumulated amortization of $24,209 in 1995 and $22,313 in 1994. The future minimum rental payments payable by the Company to the lessor on the lease are approximately $124,000 per year for the remaining term of 48 years (aggregate of $5,952,000) based on 85 percent of the minimum rent due from the sublessees. The future minimum rents due to the Company from the sublessees are approximately $146,000 per year for the remaining term of 48 years (aggregate of $7,008,000). The subleases provide for increases every five years based on increases in the Consumer Price Index.

                                                                       Page A-18

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                       YEARS ENDED JUNE 30, 1995, 1994, and 1993
6. Investments:

   (a) Investments consist of the following:


                                                                        1995                    1994
                                                                      ----------               ----------
       Accounted for on the equity method:
          Investment in UCV, L.P.                                   $( 9,559,390)            $( 9,467,693)
          Old Vail Partners                                                -                    1,279,722
          Vail Ranch Limited Partners                                  1,219,033                    -
          Redbird Properties, Ltd.                                       134,975                  136,590
                                                                      ----------               ----------

                                                                     ( 8,205,382)             ( 8,051,381)
          Less Investment in UCV, L.P. classified as liability-
            Distributions received in excess of basis in
            investment                                                 9,559,390                9,467,693
                                                                      ----------               ----------
                                                                       1,354,008                1,416,312

       Accounted for on the cost basis:
          All Seasons Inns, La Paz                                        62,139                   65,000
                                                                      ----------               ----------
            Total investments                                         $1,416,147               $1,481,312
                                                                      ----------               ----------
                                                                      ----------               ----------

The following is a summary of the equity in income (loss) of the investments accounted for by the equity method:

                                                  1995               1994               1993
                                               ---------           ---------        ----------
       UCV, L.P.                               $ 224,222           $ 459,776        $ 417,456
       Old Vail Partners                        ( 50,256)          ( 117,000)       ( 146,700)
       Vail Ranch Limited Partners                 -                   -                -
       Ocean West Builders, Ltd.                   -                   -                1,742
       Redbird Properties, Ltd.                  ( 2,215)            ( 4,211)         ( 5,515)
                                               ---------           ---------        ---------
                                               $ 171,751           $ 338,565        $ 266,983
                                               ---------           ---------        ---------
                                               ---------           ---------        ---------


The following is a reconciliation of the investments, other than UCV, L.P., accounted for on the equity method:


                                                                                Vail Ranch
                                                             Old Vail              Limited           Redbird
                                                             Partners            Partners         Properties
                                                            ---------         ------------       ------------
       Balance, July 1, 1994                               $1,279,722          $     -            $  136,590
       Net carrying value of assets
         transferred upon consolidation                    (1,189,466)
       Contributions (distributions)                         ( 40,000)           1,219,033               600
       Equity in loss                                        ( 50,256)                  -            ( 2,215)
                                                           ----------           ----------        ----------
       Balance, June 30, 1995                              $      -             $1,219,033        $  134,975
                                                           ----------           ----------        ----------
                                                           ----------           ----------        ----------

(b) Investment in UCV, L.P.:

     The Company is a one percent managing general partner and 49 percent limited partner in UCV, L.P. (UCV) which owns University City Village, a 542 unit apartment project in San Diego, California. The other one percent general partner and 49 percent limited partner are owned by an individual related to the former majority shareholder of the Company. The entity was formerly named University City Village, a joint venture. On June 1, 1994 the joint venture converted the form of entity to a limited partnership and changed the name to UCV, L.P.

                                                                       Page A-19

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                       YEARS ENDED JUNE 30, 1995, 1994, and 1993

6. Investments (continued):

     (b) Investment in UCV, L.P. (continued):

     The following is summarized financial information of UCV as of and for the years ended March 31 (UCV's fiscal year end):


                                                          1995                1994            1993
                                                     ------------        ------------     -----------
         Total assets                                $  2,867,000        $  2,409,000     $  2,687,000
         Total liabilities                             20,179,000          17,291,000       17,357,000

         Revenues                                       3,990,000           3,840,000        3,858,000
         Operating and general
            and administrative costs                    1,431,000           1,433,000        1,534,000
         Depreciation                                     182,000             187,000          190,000
         Interest expense                               1,929,000           1,300,000        1,299,000
         Net income                                       448,000             920,000          835,000


The apartment project is managed by the Company, which recognized management fee income of $106,616, $105,824, and $104,590 in the twelve month periods ended June 30, 1995, 1994, and 1993, respectively.

A reconciliation of distributions received in excess of basis in UCV as of June 30 is as follows:


                                                 1995           1994
                                            ------------    -----------
     Balance, beginning                     $ 9,467,693     $ 8,119,306
     Equity in income                          (224,222)       (459,776)
     Cash distributions                         262,499       1,754,743
     Amortization of purchase price in
         excess of equity in net assets          53,420          53,420
                                            -----------      ----------
     Balance, ending                        $ 9,559,390      $9,467,693
                                            -----------      ----------
                                            -----------      ----------

(c)  Investment in Old Vail Partners and Vail Ranch Limited Partnership:

     RCSA Holdings, Inc. (RCSA) and OVGP, Inc. (OVGP), wholly-owned subsidiaries of the Company, own a combined 50 percent general and limited partnership interest in Old Vail Partners, L.P. , a California limited partnership
     (OVP). OVP owns approximately 40 acres of undeveloped land and a 50 percent limited partnership interest in Vail Ranch Limited Partnership
     (VRLP). Since September 1988, OVP had been a general partnership with RCSA as 33 percent co-managing general partner and a third-party as a 67 percent co-managing general partner. Effective in September 1994: the general partnership was converted to a limited partnership; RCSA was converted to a 49 percent limited partner; OVGP was admitted as a one percent general partner; and the third-party's interest was converted to a liquidating partnership interest. This transaction effectively resulted in the acquisition of the third-party's partnership interest in OVP for a cash payment of $50,000 and the rights to 50 percent of future distributions up to $2,450,000. Under certain circumstances, which have not yet occurred, the Company may have to make minimum annual distributions of $50,000 or $100,000 for five years. Legal title to the 40 acres of undeveloped land is still in the process of being changed from the former general partnership's name to the limited partnership. Prior to September 23, 1994, the Company accounted for its investment in OVP as an unconsolidated subsidiary on the equity method of accounting. Effective September 23, 1994, OVP was consolidated with the Company and the capital account of the other partner is presented as "Minority interest" in the consolidated balance sheet.

                                                                       Page A-20

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                       YEARS ENDED JUNE 30, 1995, 1994, and 1993

6. Investments (continued):

(c) Investment in Old Vail Partners and Vail Ranch Limited Partnership (continued):

    The following is summarized balance sheet information of OVP included in the Company's consolidated balance sheet as of June 30, 1995:

        Undeveloped land                                    $ 4,482,867
        Investment in Vail Ranch Limited Partnership          1,219,033
        Assessment district obligation-in default             1,928,403
        Accounts payable                                         11,384
        Accrued interest                                         44,154
        Accrued property taxes                                  198,723
        Note payable                                             93,820
        Minority interest in subsidiary                       2,212,677


    Operating results of the Company on a pro-forma basis as though the controlling interest in OVP was acquired July 1, 1993 are as follows:


                                               1995               1994
                                               ----               ----
        Revenues                          $ 10,352,000       $ 10,597,000
        Loss before extraordinary item       ( 960,000)       ( 2,436,000)
        Net income (loss)                      452,000        ( 2,436,000)
        Earnings (loss) per share                $ .02             $ (.09)


    VRLP is a partnership formed in September 1994 between OVP and a third party (Developer) to develop 32 acres of the land that was contributed by OVP to VRLP. OVP is a 50 percent limited partner with a priority right to distributions for specified amounts based on the acreage being developed. These amounts will be reduced by any amounts expended by VRLP to extinguish approximately $750,000 of obligations incurred by OVP prior to the transfer that are liens on the 32 acres of land, primarily relating to delinquent assessments and property taxes. The Developer has reached agreements with an anchor tenant and others and is in the process of obtaining construction financing for development of an 11 acre phase. The timing and amount of distributions that OVP will receive from the VRLP are uncertain. The following is summarized financial information of VRLP as of June 30, 1995 and for the period ended September 23, 1994 (inception) to June 30, 1995:

               Total assets                                    $7,145,000
               Total liabilities                                6,024,000
               Revenues                                             -
               Net loss                                             -


    The 40 acres of land owned by OVP and the 32 acres of land owned by VRLP are located within a special assessment district of the County of Riverside, California (the County) which was created to fund and develop roadways, sewers, and other required infrastructure improvements in the area necessary for the owners to develop their properties. Property within the assessment district is collateral for an allocated portion of the bonded debt that were issued by the assessment district to fund the improvements. The annual payments (made in semiannual installments) due related to the bonded debt are approximately $156,000 for the 40 acres and $340,000 for the 32 acres. The payments continue through the year 2014 and include interest at approximately 7-3/4 percent. OVP and VRLP are delinquent in the payment of property taxes and assessments for the last two to four years. As of June 30, 1995, the County had obtained judgments for the defaults under the assessment district obligations on both properties. However, the County has not yet commenced foreclosure proceedings on these judgments.

                                                                       Page A-21

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                       YEARS ENDED JUNE 30, 1995, 1994, a

6. Investments (continued):

    (c) Investment in Old Vail Partners and Vail Ranch Limited Partnership (continued):

        The amount due to cure the judgments at June 30, 1995 was approximately $710,000 for the 32 acres owned by VRLP and $450,000 for the 40 acres owned by OVP. The principal balance of the allocated portion of the bonds ($1,513,730), and delinquent interest and penalties ($414,673) are classified as "Assessment district obligation- in default" in the consolidated balance sheet. In addition, accrued property taxes in the balance sheet includes $198,723 of delinquent property taxes and late fees related to the 40 acre parcel. The judgment related to VRLP's 32 acres will be cured once construction financing is obtained by VRLP.

    (d) Investment in Ocean West Builders, Ltd.:

        Until July 1, 1992, the Company owned a 50 percent general partnership interest in Ocean West Builders, Ltd., a limited partnership, which was a general contractor that primarily constructed tenant improvements. The Company reported its share of the partnership's income based on the partnership's December 31 year-end. On July 1, 1992, the operations of Ocean West Builders, Ltd. were merged with the Company and the net assets of the partnership were distributed to the partners.

    (e) Investment in Redbird Properties, Ltd.:

        As of June 30, 1995, the Company owned a 40 percent limited partnership interest in Redbird Properties, Ltd. which owns the land and building in which one of the Company's bowling centers (Red Bird Lanes) is located. The Company advanced $238,000 to the partnership to acquire the property in December 1986, which has been classified as part of the Company's investment in the partnership. The other 60 percent interest is owned by Harold S. Elkan as a 30 percent limited partner, and by his brother, directly and indirectly, as a one percent general partner and 29 percent limited partner. The Company's partnership interest is entitled to a priority return over the other limited partners. The Company and the other partners are co-guarantors of a loan to the partnership which is collateralized by the partnership's land and building. The balance of the loan at June 30, 1995 was $713,538. The following is summarized financial information of Redbird Properties, Ltd. as of and for the years ended June 30, 1995 and 1994.


                                                  1995             1994
                                                ---------       ---------
        Assets                                  $ 701,000       $ 742,000
        Liabilities                               722,000         759,000
        Rent from Red Bird Lanes (see Note 8a)    111,000         111,000
        Net loss                                  ( 5,000)       ( 11,000)


        Effective July 1, 1995, the Company purchased an additional 29 percent partnership interest in Redbird Properties, Ltd. from Harold S. Elkan for $446,000. The purchase price is payable in monthly installments of interest at 8 percent per annum plus annual principal payments of $100,000 on January 1, 1996-1999 and $46,000 on January 1, 2000. The
        agreement provides for an adjustment to the purchase price if the partnership subsequently sells the real estate prior to June 30, 1996.

                                                                       Page A-22

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                        YEARS ENDED JUNE 30, 1995, 1994,

    6. Investments (continued):

    (f) Other investments:

        The Company owns a 6 percent limited partnership interest in two partnerships (the Hotel) that own and operate a 109-room hotel in La Paz, Mexico (All Seasons Inns, La Paz). The $62,139 carrying value of the Hotel at June 30, 1995 ($65,000 at June 30, 1994) is net of a $125,000 valuation adjustment recorded in the year ended June 30, 1991. On August 13, 1994, the partners owning the Hotel agreed to sell their partnership interests to one of the general partners. The total consideration to the Company ($123,926) was $2,861 cash at closing (December 31, 1994) plus a $121,065 note receivable bearing interest at 10 percent with installments of $60,532 plus interest due on January 1, 1996 and 1997. Due to the minimal cash consideration received at closing, the Company has not recorded the sale of its investment. The Company will record the $58,926 gain from the sale when the first principal installment is received, which is due in January 1996. The cash payment of $2,861 received in December 1994 was applied to reduce the carrying value of the investment.

        In April 1994, the Company sold its investment in Jamar Holdings, Ltd. to James Crowley, a Director of the Company, for $93,000 and recorded a loss of $12,178. The Company purchased the investment in February 1989 from James Crowley for $100,000 plus other costs.

7.      Long-term debt:

  (a) Long-term debt consists of the following:


                                                                                        1995            1994
                                                                                     -----------     ---------
   7-1/2% note payable collateralized by $704,000 of real estate and
      $1,651,000 of equipment at Marietta Lanes bowling center, due in monthly installments of $5,452 including principal and a variable rate of interest (base plus 2-1/2%) adjusted monthly, payment amount is adjusted annually to correspond to the remaining amortization term
      and the current interest rate, balance due December 1, 1997                    $   652,992     $ 670,266

   10-1/4% notes payable, due in monthly installments of $9,654 including
      interest, paid in October 1994,                                                        -          28,466

   9-1/2% note payable, collateralized by $998,000 of equipment at Marietta
      Lanes bowling center, due in average monthly installments of $2,189,
      including principal and interest, balance due September 2003                       146,015       157,585

    8-3/4% note payable collateralized by $2,161,000 of real property and
      $845,000 of equipment of American Bowling Center, principal due in monthly installments of $4,605 plus interest at a variable rate (prime plus 1-1/2
      points) adjusted monthly, balance due January 2001                                 308,489       363,743

    9-7/10% note payable collateralized by $2,161,000 of real property and
      $845,000 of equipment of American Bowling Center, guaranteed by Small
      Business Administration, due in monthly installments of $4,386 including
      interest, balance due January 2011                                                 423,407       434,914




                                                                       Page A-23

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                        YEARS ENDED JUNE 30, 1995, 1994,

7.       Long-term debt (continued):

  (a) (continued)


                                                                                               1995              1994
                                                                                             -------            -------
    14-4/10% note payable collateralized by $2,161,000 of real property and
      $845,000 of equipment of American Bowling Center, due in average monthly
      installments of $14,220, including interest, balance due October 1995                      19,876         172,838

    9% note payable collateralized by $2,161,000 of real property and $845,000 of equipment of American Bowling Center, due in monthly installments of
      $5,846 including interest, balance due August 2003                                        404,674         436,816

    Non-interest bearing amount due to seller of American Bowling Center related to covenant-not-to-compete, final annual installment of $50,000 was paid in
      September 1994. The payments on this note were originally discounted to their
      present value at 10% (unamortized discount of $800 at June 30, 1994)                            -          49,200


    13-3/4% note payable collateralized by first trust deed on $1,076,000 of land and office building, due in monthly installments of $13,673 of interest only,
      balance due and paid in October 1994                                                            -       1,193,800

    10-9/10% note payable collateralized by first trust deed on $1,076,000 of land and office building, due in monthly installments of $11,675 including interest,
      balance due in October 2004.                                                            1,193,602            -

    11-1/2% note payable collateralized by partnership interest in Old Vail Partners,
      principal is due in monthly payments of $5,223   plus interest at a variable rate
      (prime plus 1-1/2 points) adjusted monthly.  Additional principal payments are due to the extent distributions are received from Old Vail Partners.  The balance
      is due November 1996.  The loan is guaranteed by Harold  S. Elkan.                        931,711       1,047,500


    8-1/2% note payable to bank, collateralized by deed of trust on $282,000 of undeveloped land,  principal of $4,745 plus interest is payable annually, balance
      due February 1999.                                                                         94,909          99,655


    8% note payable collateralized by $2,108,000 of real estate and $264,000 of equipment at Valley Bowling Center, due in monthly installments of $18,882
       including principal and interest, balance due August 2000                              2,058,019       2,117,251

    10% note payable collateralized by $668,000 of equipment at Valley and Grove
       Bowling Centers, due in monthly installments of $5,197, including principal
        and interest, balance due June 30, 1997                                                 160,900         204,762


                                                                       Page A-24

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1995, 1994, AND 1993


7.   Long-term debt (continued):

     (a) (continued)

                                                                                           1995          1994
                                                                                          ------        -------
     9% note payable collateralized by $66,000 of equipment at Valley and Grove Bowling Centers, due in monthly installments of
      $2,170, including principal and interest, balance due August 1996                   26,920         49,425

     9% note payable collateralized by $668,000 of equipment at Valley and Grove Bowling Centers, due in monthly installments of
      $1,443, including principal and interest, balance due June 1998                     45,264         57,975

     8%-10% notes payable collateralized by $264,000 of equipment at
      Valley Bowling Center, due in monthly installments of $11,780
      including principal and interest, balance due June 1998                            383,271        479,458

     9% note payable, unsecured, due in monthly installments of $2,500 through November 1, 1994 and monthly installments of $2,000 thereafter, including principal and interest, balance due February
      1996                                                                                90,043        107,153

     8-1/2% note payable, unsecured, due in monthly installments of
      $3,060 of principal and interest, balance due October 1996                         102,337        129,033

     9-1/2% notes payable collateralized by $141,000 of video game equipment, due in monthly installments of $4,895 including
      principal and interest, balance due July 1, 1998                                   146,356        186,356

     10-1/2% note payable collateralized by first trust deed on
      $4,482,867 of undeveloped land, principal and accrued interest
      (a variable rate of base plus 1-1/2 points) due June 22, 1997                       93,820            -

     5-9/10% note payable collateralized by first trust deed on
      $1,855,000 of land and building (See Note 7b)                                            -      2,461,942

     Capitalized lease obligation (Note 8a)                                              113,439        128,480

     Other                                                                               112,591        140,129
                                                                                      -----------    ----------
                                                                                       7,508,635     10,716,747
     Less loan in default, classified as current liability                                     -     (2,461,942)
                                                                                      -----------    ----------
                                                                                       7,508,635      8,254,805
     Less current maturities                                                            (705,000)      (853,000)
                                                                                      -----------    ----------
                                                                                      $6,803,635     $7,401,805
                                                                                      -----------    ----------
                                                                                      -----------    ----------



          The values of property and equipment as collateral for the notes are listed at historical cost less valuation adjustments.

          The principal payments due on notes payable during the next five fiscal years are as follows: $705,000 in 1996, $1,576,000 in 1997,
          $1,126,000 in 1998, $385,000 in 1999, and $271,000 in 2000.




                                                                      Page  A-25

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1995, 1994, AND 1993


7.   Long-term debt (continued):

  (a) (continued)

      A bank loan agreement of a subsidiary (Marietta Lanes, Inc.) provides restrictions on the amount of dividends, loans and management fees the subsidiary may remit to its parent. The restricted net assets of this subsidiary as of June 30, 1995 totaled $867,000.

  (b) On October 5, 1994, the Company transferred title in an office building to the lender in complete satisfaction of a related note payable with a balance of $2,461,942. The carrying value of the land, office building, and improvements was $1,134,447 (net of a $1,578,000 valuation adjustment recorded in the year ended June 30, 1994). After deducting the $44,010 carrying value of other related assets, transaction costs of $21,659, and the carrying value of the property, the Company recorded a $1,261,826 extraordinary gain from the extinguishment of debt in October 1994. This transaction was part of an agreement with the lender whereby the Company's monthly payments were modified, effective July 1994, to equal the net cash flow of the property until title to the property was transferred to the lender. For the prior two years, the Company unsuccessfully attempted to negotiate a modification of the loan terms with the original lender and then its successor. The $1,200,000 estimated current fair value of the office building was considerably less than the balance of the loan due to significant declines in the market rents since 1989. There was no effect for federal income tax purposes due to utilization of the Company's net operating loss carry-forwards.

  (c) In October 1991, the Company (on behalf of a subsidiary) commenced negotiations with the Resolution Trust Corporation (RTC) to modify the existing $3,800,000 non-recourse note payable collateralized by $4,727,000 (at cost) of land, building and improvements. At that time the RTC, as receiver for the original lender, held a 20 percent controlling interest in the loan. The current fair value of the property was considerably less than the loan amount due to a temporary decline in value; the loan matured in October 1993; and the property was operating at significant cash flow deficits. Due to the lack of a timely response from the RTC, the Company determined it should discontinue making the loan payments effective November 1, 1991, until a settlement was reached. Subsequent thereto, the RTC transferred its interest to the holder of the other 80 percent interest in the note. The holder of the note foreclosed on the property and sold the property at a scheduled public sale of the property on September 22, 1992. A separate subsidiary of the Company used $1,027,126 of the proceeds of a loan from a third party to fund the subsidiary's successful bid at the public sale of the property. Because the property was foreclosed upon and sold through a public sale (extinguishing all obligations of the subsidiary to the lender) where the Company could have been out-bid by a third party, the transaction was treated as though the property was lost through foreclosure and then purchased for $1,027,126. The Company's obligations under the $3,800,000 note payable are fully extinguished.

      In the year ended June 30, 1993, the Company recorded an extraordinary gain from a troubled debt restructuring of $2,395,688 ($.09 per share), which represented the difference between the $4,095,688 owed on the foreclosed note less the estimated $1,700,000 fair value of the property. The Company also recorded an operating loss of $1,869,346, which represents the difference between the carrying value of the property (including other unamortized costs) and the $1,700,000 estimated fair value of the property. There was no effect for federal income tax purposes due to utilization of the Company's net operating loss carry-forwards.

  (d) The Company has a $300,000 revolving line of credit which matures September 2, 1996. Amounts drawn on the line of credit bear interest on amounts drawn at the bank's base rate plus three percentage points (12% at June 30, 1995). Payments of interest and $5,000 principal are due monthly. The Company's borrowings from this line of credit averaged $40,000 during the year ended June 30, 1995 ($140,000 in 1994).


                                                                      Page  A-26

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1995, 1994, AND 1993


8.   Commitments and contingencies:

 (a) The Company leases three of its bowling centers (Grove, Redbird, and Village) under operating leases. Redbird Lanes' lease is with an entity
    (Redbird Properties, Ltd.) in which the Company owns a partial interest and is cancelable at the option of the Company on six months notice.

     In April 1993 the Company entered into a capital lease agreement to finance the installation of automatic scorekeeping equipment at Redbird. The cost ($173,278) and accumulated amortization ($48,735 at June 30, 1995 and $27,075 at June 30, 1994) are included in property and equipment.

     The lease agreements call for approximate annual minimum rentals in addition to taxes, insurance, and maintenance as follows:

                                                       OPERATING LEASES
                                           ----------------------------------
          YEAR ENDING         CAPITAL                  RELATED
           JUNE 30,            LEASE         OTHER      PARTY          TOTAL
          -----------         -------      ---------  --------       --------
               1996           35,880         442,500   110,760        553,260
               1997           35,880         442,500   110,760        553,260
               1998           35,880         442,500       -          442,500
               1999           35,880         442,500       -          442,500
               2000           20,930         442,500       -          442,500
         After 1999              -         1,348,100       -        1,348,100
                            --------      ----------  --------      ---------
               Total         164,450      $3,560,600  $221,520     $3,782,120
                            --------      ----------  --------      ---------
                            --------      ----------  --------      ---------
         Less interest       (51,011)
                            --------
Capital lease obligation    $113,439
                            --------
                            --------

     The renewal option periods for the operating leases are: Village- 25 years at same lease rate, Redbird- 5 years at same lease rate, and Grove- three 5 year options at rates increased by 10 -15 percent over the last rate in the expiring term. The lease for Grove provides for additional rent based on a percentage of gross revenues, however, Grove has not yet exceeded the minimum amount of gross revenue.

     Total rental expense was $523,000 in 1995, $493,000 in 1994, and $193,000 in 1993.

     The Company has continued as guarantor of a lease for one of the bowling centers sold in April 1989. The guaranteed portion of the annual minimum rentals on the lease is: $50,600 in 1996 and $25,300 in 1997 ($75,900 in total).

 (b) The Company has an employment agreement with Harold S. Elkan expiring July 1, 1998, which provides that if he is discharged without good cause, or discharged following a change in management or control of the Company, he will be entitled to liquidation damages equal to twice his salary at time of termination plus $50,000. As of June 30, 1995, his annual salary was $250,000.

 (c) The Company had a judgment against it of $211,000 for breach of lease.
     The litigation was originally initiated by the Company to contest the lessor's cancellation of a lease for failure to meet development criteria on the leased parcel. The Company failed in its litigation after a lengthy appeals process and the lessor was awarded an amount equal to one year's rent. The Company accrued the provision for the judgment in the year ended June 30, 1985 and subsequently accrued annual estimates of interest totaling $309,190 through June 30, 1993 ($47,290 accrued in 1993). The statute of limitations to enforce the judgment expired in April 1994 and the liability was extinguished. Therefore the Company recorded $548,190 of income in the amount of the previously recorded judgment and accrued interest plus another related item for $28,000 in the year ended June 30, 1994.


                                                                      Page  A-27

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993



8. Commitments and contingencies (continued):

(d) The Company is involved in other various routine litigation and disputes incident to its business. In management's opinion, based in part on the advice of legal counsel, none of these matters will have a material adverse affect on the Company's financial position.

9. Income taxes:

  During the years ended June 30, 1995, 1994, and 1993, the Company has not recorded any income tax expense or benefit due to its utilization of prior loss carry-forwards.

  At June 30, 1995, the Company had net operating loss carry-forwards of $7,673,000 for income tax purposes. The carry-forwards expire from years 2000 to 2008. Deferred tax assets are primarily related to these net operating loss carry-forwards and certain other temporary differences. Due to the uncertainty of future realizability of deferred tax assets, a valuation allowance has been recorded for deferred tax assets to the extent they will not be offset by the reversal of future taxable differences. Accordingly, there are no net deferred taxes at June 30, 1995 and 1994.

  The following is a reconciliation of the normal expected federal income tax rate to the loss before extraordinary gain reported in the financial statements:

                                                 1995        1994       1993
                                                ------      ------     ------
  Expected federal income tax                 $(283,000)  $(729,000) $(846,000)
  Increase in valuation allowance                94,000       -          -
  Losses for which no tax benefits
  were recognized                               189,000     729,000    846,000
                                              ---------     -------    -------

    Provision for income tax expense          $    -      $   -      $   -
                                              ---------   ---------  ---------

  The following is a schedule of the significant components of the Company's deferred tax assets and deferred tax liabilities as of June 30, 1995 and 1994:


                                                           1995           1994
                                                           ----           ----
    Deferred tax assets:
     Net operating loss carryforwards                 $ 2,609,000    $ 2,623,000
     Accumulated depreciation and amortization            360,000         92,000
     Deferred gain                                        295,000        303,000
     Capitalized interest and taxes                       200,000         18,000
     Valuation for impairment loss                         83,000        714,000
     Other                                                360,000         63,000
                                                       ----------     ----------
       Total gross deferred tax assets                  3,907,000      3,813,000
       Less valuation allowance                        (3,907,000)    (3,813,000)
                                                       ----------     ----------
    Net deferred tax assets                           $    -         $     -
                                                       ----------     ----------


                                                                      Page  A-28

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1995, 1994, and 1993


10. Leasing activities:

    The Company, as lessor, leases office space in an office building (two office buildings in 1994 and 1993, see below) under operating leases which are primarily over periods ranging from one to five years with options to renew. The Company is also a sublessor of land to condominium owners under operating leases with an approximate term of 65 years which commenced in 1981 and 1982 (see Note 5).

    The approximate future minimum rentals for existing noncancellable leases on the remaining office building are as follows: $248,000 in 1996, $141,000 in 1997, $29,000 in 1998, none thereafter, and $418,000 in the aggregate.

    The following is a schedule of the Company's investment in rental property as of June 30, 1995 and 1994:


                                             1995              1994
                                         ----------       ----------
          Land                         $    258,000     $    954,000
          Building                          773,393        1,891,823
          Tenant improvements                45,043           77,284
                                         ----------       ----------
                                          1,076,436        2,923,107
          Accumulated depreciation         (135,880)        (781,298)
                                         ----------       ----------
                                       $    940,556      $ 2,141,809
                                         ----------       ----------
                                         ----------       ----------

  As described in Note 7b, on October 5, 1994, the Company transferred title in an office building to the lender in complete satisfaction of a related note payable with a balance of $2,461,942. The cost (after reduction for the $1,578,000 provision for impairment loss described in Note 7b) and accumulated depreciation for this building was $1,854,693 and $697,406, respectively, at June 30, 1994. The following is a summary of the results of operations of this office building for the years ended June 30:

                                          1995          1994         1993
                                       --------      --------     --------
    Rents                           $    50,000   $   201,000  $   185,000
    Rental costs                         19,000        92,000      116,000
    Depreciation                         27,000       108,000      102,000
    Interest                             12,000       155,000      178,000
    Provision for impairment loss           -       1,578,000          -
    Net Loss                             (8,000)   (1,732,000)    (211,000)


11. Business segment information:

    The Company operates principally in five business segments: bowling centers, commercial construction (primarily tenant improvements), commercial real estate rental, real estate development, and commercial brokerage. As described in Note 6c, the real estate development segment commenced in September 1994 when the Company acquired a controlling interest in Old Vail Partners. Other revenues, which are not part of an identified segment, consist of property management fees (earned from both a property 50 percent owned by the Company and a property in which the Company has no ownership) and a video game operation acquired in February 1994.


                                                                       Page A-29

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1995, 1994, AND 1993



11. Business segment information (continued):

    The following is summarized information about the Company's operations by business segment.

                                                     1995                 1994                 1993
                                                  ----------           ----------           ----------
     BOWLING:
      Net sales                                   $7,700,410           $7,883,605           $5,001,839
      Operating income (loss)                        (21,771)            (228,928)             115,627
      Depreciation                                   775,801              915,079              487,442
      Identifiable assets                          6,849,000            6,501,000            4,064,000
      Capital expenditures                           104,000            2,941,000              221,000

     COMMERCIAL CONSTRUCTION:
      Net sales                                   $1,785,623           $1,752,056           $1,560,566
      Operating income                                25,107               19,349               19,901
      Depreciation                                     5,582                5,748                6,997
      Identifiable assets                            341,000              508,000              423,000
      Capital expenditures                            30,000                  -                 29,000

     REAL ESTATE RENTAL:
      Net sales                                   $  577,136           $  686,046           $  662,122
      Operating income- before valuation
       adjustment and loss on disposal               214,493              169,684               83,513
      Operating income (loss)                        214,493           (1,408,316)          (1,785,833)
      Depreciation                                    93,496              169,933              167,947
      Identifiable assets                          1,285,000            2,459,000            4,200,000
      Capital expenditures                            10,000               27,000            1,067,000

             Net sales includes $53,184 in 1995 and 1994 and $39,000 in 1993 of intercompany rental income which was eliminated in consolidation.

     REAL ESTATE DEVELOPMENT:
      Net sales                                   $      -             $      -             $      -
      Operating income (loss)                       (141,391)                 -                    -
      Identifiable assets                          6,026,000            1,601,000            1,718,000
      Capital expenditures                               -                    -                    -

     COMMERCIAL BROKERAGE:
      Net sales                                   $   64,490           $   61,732           $   69,937
      Operating income (loss)                         24,921               22,739               10,574
      Identifiable assets                                -                    -                    -
      Capital expenditures                               -                    -                    -

     UNALLOCATED CORPORATE OVERHEAD AND
     OTHER ACTIVITIES:
      Net sales                                   $  267,226           $  223,721           $  177,242
      Operating loss                                (369,657)            (536,116)            (401,660)
      Depreciation                                   110,351               62,901               29,108
      Identifiable assets                            808,000            2,604,000            1,074,000
      Capital expenditures                            17,000              295,000              115,000


                                                                       Page A-30

                       [KPMG-PEAT MARWICK LLP LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
Sports Arenas, Inc.:


We have audited the accompanying consolidated balance sheets of Sports Arenas, Inc. and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the three-year period ended June 30, 1995. In connection with our audits of the consolidated financial statements schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan an perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sports Arenas, Inc. and subsidiaries as of June 30, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                                       /s/ KPMG PEAT MARWICK LLP

                                                           KPMG PEAT MARWICK LLP


                                                                       Page A-31

                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]



                              CORPORATE INFORMATION


     Corporate Offices                       5230 Carroll Canyon Road, Suite 310
                                             San Diego, California  92121



     Directors                               Harold S. Elkan
                                             Steven R. Whitman
                                             James E. Crowley
                                             Robert A. MacNamara
                                             Patrick D. Reiley



     Officers                                Harold S. Elkan, President
                                             Steven R. Whitman, Chief Financial
                                                Officer; Secretary



     Legal Counsel                           Cramer & Zeko, A P.C.
                                             401 West A Street, Suite 2300
                                             San Diego, California  92101



     Auditors                                KPMG Peat Marwick LLP
                                             750 B Street, Suite 3000
                                             San Diego, California  92101


                                                                       Page A-32

                        PROXY FOR 1995 ANNUAL MEETING OF
                    THE SHAREHOLDERS OF SPORTS ARENAS, INC.

    The undersigned shareholder of Sports Arenas, Inc. hereby appoints Harold S. Elkan and Steven R. Whitman, or any one of them (with full power to act alone and to designate substitutes) Proxies of the undersigned with authority to vote and otherwise represent all of the shares of the undersigned at the Annual Meeting of Shareholders to be held on December 27, 1995, or any adjourned meeting thereof with all of the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting. All matters intended to be acted upon have been proposed by the Board of Directors. This Proxy confers authority to vote "FOR" each proposition unless otherwise indicated.

(1) To elect as Directors the nominees listed below:
   Harold S. Elkan     Patrick Reiley
   Steven R. Whitman   James E. Crowley
                       Robert A. MacNamara

        / / WITHHOLD AUTHORITY to vote for all nominees listed above

        / / FOR all nominees listed above (except as marked to the contrary)

Note: To withhold authority to vote for an individual nominee, strike a line through the nominee's name.

    (2) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending June 30, 1996.

             FOR / /             AGAINST / /             ABSTAIN / /

    (3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

             FOR / /             AGAINST / /             ABSTAIN / /

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPORTS ARENAS,
                                         INC.
                       AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                          (Continued from other side)

Dated:
------------------------                            ----------------------------
                                                             Signature

                                                    ----------------------------
                                                             Signature

                                                    ----------------------------
                                                             Signature

                                                      Please   sign  exactly  as
                                                  your  name  appears  on   your
                                                  stock   certificate(s).  Joint
                                                  owners of the shares must each
                                                  sign. Persons  holding  shares
                                                  for   the  benefit  of  others
                                                  (fiduciaries) should  indicate
                                                  their   titles.  Please  sign,
                                                  date and  mail this  Proxy  in
                                                  the enclosed envelope.